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                                                                   EXHIBIT 10.38

                                  MASTER LEASE

         THIS MASTER LEASE (this "Lease") is made as of December 4, 2001 (the "Effective Date"), by and between DOUBLE 9 PROPERTY III LLC, a Delaware limited liability company ("Lessor"), whose address is c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019, and DOE FAMILY II LLC, a Massachusetts limited liability company ("Lessee"), whose address is 160 Olympia Avenue, Woburn, Massachusetts 01801.

                              W I T N E S S E T H :

         THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

         1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

         "Acknowledgement" means the Acknowledgement of Master Lease Assignment and Subordination, Nondisturbance and Attornment Agreement among Lessor, Lessee, Lender and Remainderman, as the same may be amended from time to time. A duplicate original Acknowledgement will be executed and recorded in the applicable real property records for each Property.

         "Action" has the meaning set forth in Section 23.A(iv).

         "ADA" has the meaning set forth in Section 16.C.

         "Additional Rental" has the meaning set forth in Section 5.C.

         "Adjustment Date" means the first day of the month following the month in which the first anniversary of the Effective Date occurs, and every one year anniversary thereafter during the Lease Term (including the extension periods if Lessee exercises its option pursuant to Section 27).

         "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "Aggregate Assumed Base Annual Rental" means the aggregate amount of Base Annual Rental required to be paid by Lessee during the Assumed Base Annual Rental Period.

         "Aggregate Fixed Charge Coverage Ratio" shall have the meaning set forth in Section 8.A.

         "Aggregate Rent Refund" means the positive difference, if any, between the Aggregate Assumed Base Annual Rental and the CPI-Adjusted Rent.

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         "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or any of the Properties, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

         "Applicable Rent Reduction Percentage" means, with respect to any Property, a fraction, the numerator of which shall be the Purchase Price for such Property, and the denominator of which shall be the sum of the Purchase Price for all of the Properties then subject to this Lease, including such Property.

         "Assumed Base Annual Rental Period" means the period commencing on January 1, 2002 and ending on December 31, 2021.

         "Base Annual Rental" means $1,457,274.36, subject to the increases provided in Section 5.B.

         "Base Monthly Rental" means an amount equal to 1/12 of the applicable Base Annual Rental.

         "Business Day" means a day on which banks located in Phoenix, Arizona are not required or authorized to remain closed.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "CPI" means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor's Bureau of Labor Statistics or any successor agency.

         "CPI-Adjusted Rent" means the aggregate amount of Base Annual Rental that would have been paid during the entire Assumed Base Annual Rental Period had the Base Annual Rental on each CPI Adjustment Date been increased over the Base Annual Rental immediately preceding such CPI Adjustment Date by two times the applicable CPI Increase.

         "CPI Adjustment Date" means the first day of the month following the month in which the first anniversary of the Effective Date occurs, and every one year anniversary thereafter during the Lease Term.

         "CPI Increase" means the quotient (expressed as a percentage) of (a) the positive difference, if any, between (i) the CPI for the month which is one month prior to the month of the applicable CPI Adjustment Date and (ii) the CPI for the month which is thirteen months prior to the month of such CPI Adjustment Date (the "Base CPI"), and (b) the Base CPI. In the event the statistics are not available or in the event that publication of the CPI is modified or discontinued in its entirety, the CPI Increase shall be determined on the basis of an index chosen by Lessor as a comparable and

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recognized index of the purchasing power of the United States consumer dollar published by the United States Department of Labor or other governmental agency. In the event that the CPI contemplated herein is not reported for the months required for the calculation set forth above, the parties agree to utilize the CPI reported for the month(s) nearest preceding the month(s) required for such calculation.

         "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation or remediation under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the Properties are located.

         "Default Rate" means 18% per annum or the highest rate permitted by law, whichever is less.

         "Disclosures" has the meaning set forth in Section 8.C.

         "Effective Date" has the meaning set forth in the Preamble.

         "Environmental Insurer" means American International Specialty Lines Insurance Company or such other insurer providing Environmental Policies reasonably acceptable to Lessor and Lessee.

         "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; New Hampshire Revised Statutes Annotated Sections 147-A and 147-B (with respect to any Properties located in the State of New Hampshire) and Rhode Island General Laws Section 23-19.1-1 et seq. (with respect to any Properties located in the State of Rhode Island). "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other person or entity, whether or not in connection with transfer of

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title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials in, on, under or above any of the Properties.

         "Environmental Liens" has the meaning set forth in Section 16.D(ix).

         "Environmental Policies" means the environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Lessor and Lessee with respect to the Properties, which Environmental Policies shall be in form and substance satisfactory to each of Lessor and Lessee in its sole discretion.

         "Event of Default" has the meaning set forth in Section 23.

         "Extended Term" means the period subsequent to the expiration of the Primary Term during which this Lease is actually in effect.

         "FCCR Period" means the twelve month period of time immediately preceding the date on which Lessee gives written notice to Lessor that Lessee is proposing to substitute a Substitute Property as permitted by Section 57.A.

         "Fixed Charge Coverage Ratio" has the meaning set forth in Section 57.B(i)(2).

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states in which the Properties are located or any political subdivision thereof.

         "Guarantors" means, collectively, 99 Boston, Inc., a Massachusetts corporation, and 99 West, Inc., a Massachusetts corporation.

         "Guaranty" means that certain unconditional guaranty of payment and performance dated as of the date of this Lease executed by Guarantors with respect to the obligations of Lessee under this Lease, as the same may be amended from time to time.

         "Hazardous Materials" means (i) any toxic substance or hazardous waste, substance, solid waste, or related material, or any pollutant or contaminant;
(ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may

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assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding any of the Properties.

         "Indemnified Parties" means Lessor, Remainderman, and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor, Remainderman or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Remainderman or Lender, as applicable.

         "Lease Term" shall have the meaning described in Section 4.

         "Lease Year" means the 12-month period commencing on the first day of the calendar year or any other 12-month period as may be approved in writing by Lessor after the commencement of the Lease Term and each successive 12-month period thereafter.

         "Lender" means GE Capital Franchise Finance Corporation, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties, and any servicer of any loan secured by Lessor's interest in any of the Properties.

         "Lessee Entities" means, collectively, Lessee, Guarantors and all Affiliates of Lessee and/or any of the Guarantors.

         "Lessor Entities" means, collectively, Double 9 Property I LLC, Double 9 Property II LLC, Double 9 Property III LLC, Double 9 Property IV LLC, 99 Remainder I LLC, 99 Remainder II LLC, 99 Remainder III LLC and 99 Remainder IV LLC, each a Delaware limited liability company.

         "Loan Agreement" means the Loan Agreement or Loan Agreements in effect between Lessor and Lender with respect to the Properties, as such agreements may be amended from time to time and any and all replacements or substitutions thereof.

         "Loan Documents" means, collectively, the Loan Agreement, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

         "Loan Pool" means:

                  (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

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                  (ii)     in the context of a Transfer, all loans which are
         sold, transferred or assigned to the same transferee; and

                  (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

         "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

         "Maturity Date" means January 1, 2022.

         "Memorandum" means the memorandum or notice of master lease between Lessor and Lessee with respect to the Properties, as the same may be amended from time to time. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

         "Mortgages" means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings executed by Lessor for the benefit of Lender with respect to the Properties, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

         "Net Income" means, for any period, the consolidated net income (or loss) of the Lessee Entities determined in accordance with GAAP, but excluding:
(a) the income of any Person (other than any of the Lessee Entities) in which any of the Lessee Entities has an ownership interest, unless received by any of the Lessee Entities in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition; and (c) to the extent not included in clauses (a) and (b) immediately above, any after-tax extraordinary, non-cash or non-recurring gains or losses.

         "Notes" means, collectively, the promissory notes executed by Lessor and payable to Lender with respect to the Properties, as such notes may be amended, restated and/or substituted from time to time.

         "Other Agreements" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) any of the Lessor Entities, including, without limitation, the Related Leases; provided, however, the term Other Agreements shall not include this Lease and the other Sale-Leaseback Documents.

         "Participation" means the granting of any participations in any document evidencing loan obligations or any or all servicing rights with respect thereto.

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         "Permitted Facility" means a restaurant operated under the brand name
"Ninety Nine Restaurant and Pub".

         "Permitted Sublessee" means 99 Boston, Inc., a Massachusetts corporation, or 99 West, Inc., a Massachusetts corporation.

         "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "Personalty" means all machinery, appliances, furniture, equipment, trade fixtures and other personal property from time to time situated on or used in connection with the Properties (including, without limitation, portable stainless steel merchandise racks); provided, however, the term "Personalty" shall not include the HVAC, walk-in coolers, walk-in freezers, supply fans, exhaust fans, air ducts, hoods, vents, built-in sinks, built-in countertops, plumbing and electrical fixtures, built-in merchandise shelving, sign poles and lighting poles, all of which items are intended to be fixtures as such term is used within the definition of "Properties".

         "Prepayment Charges" means, for purposes of this Lease, an amount equal to any prepayment premium or charge, yield maintenance payment, or other cost or expense imposed on Lessor by the applicable Lender in connection with the payment of the applicable Note(s) or promissory note(s) prior to the Maturity Date.

         "Primary Term" means the period commencing on the Effective Date and expiring on January 31, 2022.

         "Properties" means, collectively, the parcels of real estate described by address, FFC Number and Unit Number in Exhibit A attached hereto, as the same may be modified from time to time to reflect removed, added and substituted Properties, and legally described in Exhibit A-1 attached hereto, as the same may be modified from time to time to reflect removed, added and substituted Properties, all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures and other improvements now or hereafter located on such real estate (excluding Personalty).

         "Property" means any one of the Properties.

         "Purchase Price" means, with respect to any Property, the amount of the purchase price corresponding to such Property as set forth on Exhibit A to the Sale-Leaseback Agreement.

         "Questionnaires" means the environmental questionnaires completed with respect to each of the Properties and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

         "Rejectable Offer" has the meaning set forth in Section 21.B.

         "Rejectable Purchase Offer" has the meaning set forth in Section 58.A.

         "Rejectable Substitution Offer" has the meaning set forth in Section 57.A.

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         "Related Leases" means those leases between any of the Lessor Entities, as lessor, and Lessee, as lessee, relating to the Related Properties.

         "Related Properties" means any properties (other than the Properties) which are the subject of a lease between any of the Lessor Entities, as lessor, and Lessee, as lessee.

         "Release" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         "Remainderman" means 99 Remainder I LLC, a Delaware limited liability company, which owns a remainder interest in the parcels of real estate described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto and all rights, privileges and appurtenances associated therewith, together with its successors and assigns.

         "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

         "Sale-Leaseback Agreement" means the Sale-Leaseback Agreement or Sale-Leaseback Agreements among Lessor, Lessee, Charles F. Doe, Jr., Dana G. Doe and William A. Doe, Trustees of the Doe Family Trust II u/d/t dated September 16, 1992, and Charles F. Doe, Trustee of the Doe Family Trust u/d/t dated April 30, 1980 with respect to the Properties, as the same may be amended from time to time.

         "Sale-Leaseback Documents" means the Sale-Leaseback Agreement, this Lease, the Memorandum, the Guaranty, the Acknowledgement and all other documents executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

         "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

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         "Space Leases" means the existing leases affecting certain of the
Properties, which leases are identified on Schedule I to the Sale-Leaseback Agreement.

         "Space Lessees" means the tenants under the Space Leases.

         "Subject Transfer" means a change in control of Lessee or any of the Guarantors such that 50.1% of the ownership interests in Lessee or any of the Guarantors becomes held, directly or indirectly, by Persons who do not hold ownership interests in Lessee or any of the Guarantors as of the Effective Date.

         "Substitute Property" means one or more parcels of real estate substituted for any of the Properties in accordance with the requirements of
Section 57, together with all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures and other improvements located thereon. For purposes of clarity, where two or more parcels of real property comprise a Substitute Property, such parcels shall be aggregated and deemed to constitute the Substitute Property for all purposes of this Lease.

         "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.

         "Title Company" means Lawyers Title Insurance Corporation, or such other nationally recognized title insurance company reasonably acceptable to Lessor.

         "Transfer" means any sale, transfer or assignment of any document evidencing loan obligations, or any or all servicing rights with respect thereto.

         2. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties. The Properties are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and title to each of the Properties and has found all of the same satisfactory for all of Lessee's purposes.

         3.       CHARACTERIZATION OF LEASE. A. Lessor and Lessee intend that:

                  (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;

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                  (ii)     this Lease is a "true lease" and not a financing
         lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

                  (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

         B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of each of the Properties.

         C. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a true lease. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         D. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all of the Properties and irrevocably waives any claim or defense which asserts that this Lease is anything other than a master lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Lessee shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

         E. Lessee and Lessor each stipulate that (i) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties, except with respect to the creation of the leasehold estate and other rights hereunder.

         F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor entering into this Lease.

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         4.       LEASE TERM. The Lease Term shall commence as of the Effective
Date and shall expire on January 31, 2022, unless terminated sooner as provided in this Lease and as may be extended for five additional successive periods of five years each as set forth in Section 27 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

         5. RENTAL AND OTHER PAYMENTS. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

         B. Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the product of the then-current Base Annual Rental multiplied by 1.00%. The increased Base Annual Rental shall constitute the Base Annual Rental due and payable until the next Adjustment Date.

         C. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent shall be considered additional rent ("Additional Rental") although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

         D. (i) Lessor hereby agrees that, to the extent that the Aggregate Assumed Base Annual Rental exceeds the CPI-Adjusted Rent, Lessor shall be required to pay Lessee the Aggregate Rent Refund in accordance with the provisions of this Section 5.D. In no event shall Base Annual Rental be deemed reduced as of any Adjustment Date from the Base Annual Rental which would have been payable during the year immediately preceding such Adjustment Date. In addition, if the Aggregate Assumed Base Annual Rental is less than or equal to the aggregate CPI-Adjusted Rent, then no additional amounts shall be payable by Lessee to Lessor and the payments of Base Annual Rental otherwise contemplated by this Lease for the Primary Term shall become the final amounts payable as Base Annual Rental for the Primary Term. Anything contained herein to the contrary notwithstanding, in no event shall Lessor be required to pay the Aggregate Rent Refund in the event of any termination of this Lease resulting from the occurrence of an Event of Default or a rejection of this Lease in a bankruptcy case involving Lessee.

         (ii) Within thirty (30) days after the end of the Primary Term (other than a termination resulting from the occurrence of an Event of Default or a rejection of this Lease in a bankruptcy case involving Lessee), Lessor shall (x) provide Lessee with a statement setting forth Lessor's calculation of the amount of the Aggregate Rent Refund and each CPI Increase used in calculating the Aggregate Rent Refund and (y) pay the Aggregate Rent Refund to Lessee; provided, however, the obligation of Lessor to pay the Aggregate Rent Refund to Lessee shall not excuse or reduce Lessee's obligation to pay any Base Annual Rental or Additional Rental payable in respect of the Primary Term or, except as provided in subsection (iii) below, the Extended Term, or any payment due in respect of any termination of this Lease or as a result of the rejection of this Lease in a bankruptcy case involving Lessee, or any other amount (including, without limitation, indemnification payments or damages) payable hereunder during or with respect to the Primary Term or the Extended Term, and Lessee shall not have any right to set-off the Aggregate Rent Refund or any part thereof against its obligation to pay any such Base Annual Rental, Additional Rental, any payment due in respect of any termination of this Lease or as a result of the rejection of this Lease in a bankruptcy case involving Lessee, or any such other amount, except as provided in subsection (iii) below. If this Lease is terminated as a result of an Event of Default or if this Lease is rejected in a bankruptcy case involving Lessee, or if an Event of Default shall have occurred and be continuing at the expiration of the Primary Term, Lessor may, but shall not be required to, in exercising its rights hereunder, use, apply or retain the whole or any part of the Aggregate Rent Refund for the payment of any rent or other sum (including damages) to which Lessor may be entitled by reason of such Event of Default or rejection.

         (iii) In the event Lessee exercises its option to extend this Lease as set forth in Section 27 below, Lessor may elect to apply the Aggregate Rent Refund, if any, as a credit against the Base Annual Rental first accruing for the Extended Term, until the balance of the Aggregate Rent Refund shall be reduced to zero. Lessor shall evidence its election by giving notice thereof to Lessee no later than the due date of the first installment of rent due in the first Extended Term; provided, however, if Lessor fails to deliver such notice, Lessor shall be deemed to have elected to so credit the Aggregate Rent Refund.

         (iv) Notwithstanding anything contained herein to the contrary, the obligation created by this Section 5.D shall be subordinate in all respects to the loans secured by the Mortgages. Without limiting the generality of the preceding sentence, in the event that Lender succeeds to the interest of Lessor in this Lease whether by a foreclosure of the Mortgages or the delivery to Lender of deeds-in-lieu of foreclosure, the preceding subsections of this
Section 5.D shall be of no force or effect, Lender shall have no obligation to pay Lessee the Aggregate Rent Refund, and Lessee shall have no right to receive a credit for the Aggregate Rent Refund against the Base Annual Rental due for the Extended Term.

         6. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

                  A. Organization, Authority and Status of Lessor. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

                  (ii) The person who has executed this Lease on behalf of Lessor is duly authorized to do so.

                  B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

         7. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and

Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

                  A. Organization, Authority and Status of Lessee. (i) Lessee has been duly organized, is validly existing and in good standing under the laws of the State of Massachusetts and is qualified to do business in any jurisdiction where such qualification is required. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                  (ii) The person who has executed this Lease on behalf of Lessee is duly authorized to do so.

                  B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                  C. Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of Lessee's knowledge after reasonable inquiry, threatened against or involving Lessee, any Guarantor or any of the Properties before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessee, any Guarantor or any of the Properties.

                  D. Absence of Breaches or Defaults. To the best of Lessee's knowledge after reasonable inquiry, neither Lessee nor any Guarantor is in default under any document, instrument or agreement to which Lessee or any Guarantor is a party or by which Lessee, any Guarantor, any of the Properties or any of Lessee's or any Guarantor's property is subject or bound. To the best of Lessee's knowledge after reasonable inquiry, the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of, or default under, any document, instrument or agreement to which Lessee or any Guarantor is a party or by which Lessee, any Guarantor, any of the Properties or any of Lessee's or any Guarantor's property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

                  E. Liabilities of Lessor. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

         8. COVENANTS. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

                  A. Aggregate Fixed Charge Coverage Ratio. Lessee shall maintain or cause to be maintained an Aggregate Fixed Charge Coverage Ratio calculated for all of the Properties of at least 1.50:1, determined as of the last day of each fiscal year of Lessee. For purposes of this Lease, the term "Aggregate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of
         (a) the sum of FCCR Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 5.00% of Gross Sales, to (b) the sum of the Operating Lease Expense and the Equipment Payment Amount.

         For purposes of this Section 8.A, the following terms shall be defined as set forth below:

                           "Capital Lease" shall mean any lease of any property
                  (whether real, personal or mixed) by Lessee or any Permitted Sublessee with respect to one or more of the Properties which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee or any Permitted Sublessee. The term "Capital Lease" shall not include any operating lease or this Lease.

                           "Debt" shall mean as directly related to all of the
                  Properties and the period of determination (i) indebtedness of Lessee or any Permitted Sublessee for borrowed money, (ii) obligations of Lessee or any Permitted Sublessee evidenced by bonds, indentures, notes or similar instruments, (iii) obligations of Lessee or any Permitted Sublessee to pay the deferred purchase price of property or services, (iv) obligations of Lessee or any Permitted Sublessee under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations of Lessee or any Permitted Sublessee under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. The term "Debt" shall not include (x) Lessor's debt with respect to the Properties or otherwise or (y) any corporate debt of Lessee or any Permitted Sublessee which is not secured by any of the Properties or any Personalty.

                           "Depreciation and Amortization" shall mean with
                  respect to all of the Properties the depreciation and amortization accruing during any period of determination with respect to Lessee or any Permitted Sublessee as determined in accordance with GAAP. The term "Depreciation and Amortization" shall not include Lessor's depreciation and amortization with respect to the Properties or otherwise.

                           "Equipment Payment Amount" shall mean for any period
                  of determination the greater of:

                                    (i) $54,000 multiplied by the number of
                           Properties, and

                                    (ii) the sum of all amounts payable during
                           such period of determination under all (x) leases entered into by Lessee or any Permitted Sublessee for equipment located at one or more of the Properties (other than leases for which amounts required to be paid would constitute an Operating Lease Expense) and
                           (y) all loans made to Lessee or any Permitted Sublessee secured by Lessee's or any Permitted Sublessee's interest in the equipment located at one or more of the Properties.

                           "FCCR Income" shall mean with respect to the period
                  of determination, the aggregate net income or net loss arising from all business operated at the Properties by Lessee or any Permitted Sublessee, as applicable. In determining the amount of FCCR Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination,
                  (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, and
                  (iii) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP, or (y) corporate overhead expense allocable to the period of determination.

                           "Gross Sales" means the aggregate sales or other
                  income arising from all business operated at the Properties by Lessee or any Permitted Sublessee, as applicable, during the period of determination, less sales tax paid by Lessee or any Permitted Sublessee, as applicable, in connection with the business conducted at each of the Properties during such period.

                           "Interest Expense" shall mean for any period of
                  determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee or any Permitted Sublessee allocable to one or more of the Properties and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with GAAP.

                           "Operating Lease Expense" shall mean the expenses
                  incurred by Lessee or any Permitted Sublessee under any operating leases with respect to one or more of the Properties and the business operations thereon (including this Lease, but excluding any permitted subleases and any leases for which amounts required to be paid would constitute an Equipment Payment Amount) during the period of determination, as determined in accordance with GAAP.

                  B. Nonconsolidation Covenants. (i) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

                  (ii) Lessee shall not, and shall use its best efforts to cause its Affiliates not to, hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee.

                  (iii) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

                  (iv)     Lessee will not act in Lessor's name.

                  (v) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

                  (vi) The resolutions, agreements and other instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

                  (vii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

                  (viii) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

                  (ix) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

                  (x) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor.

                  C.       Transfer, Participation and Securitization Covenants.
         (i) Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Mortgages and/or any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (x) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Lessee or Guarantors by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Lessee and Guarantors shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon Lessee, Guarantors or the transactions contemplated by this Lease.

                  (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or the financial condition of Lessee or Guarantors to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 8.C.

                  D. Compliance Certificate. Within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor such compliance certificates as Lessor may reasonably require in order to establish that Lessee is in compliance in all material respects with all of the obligations, duties and covenants imposed on Lessee pursuant to this Lease.

         9. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee.

         10. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessee, Lessor, any of the Properties, this Lease, the rental or other payments due under this Lease during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

                  A. All taxes and assessments upon any of the Properties or any part thereof and upon any Personalty, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

                  B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties by Lessee; and

                  C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

         Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes of Lessor (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor with respect to this Lease which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses), any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties to Lessee, the substitution of a Substitute Property or the termination of this Lease pursuant to the provisions of this Lease; provided, however, that Lessor shall be obligated to pay any transfer or recordation taxes imposed in connection with the transfer of the Properties to Lessee pursuant to Section 31 unless the ROFO Notice contemplates otherwise).

         All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $1,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section or lien therefor, provided that (i) the collection thereof from the applicable Properties or any interest therein shall have been suspended, (ii) neither such Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred and is continuing, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to ensure payment of any contested taxes.

         11. UTILITIES. Lessee shall contract, in its own name, for, and pay when due, all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

         12. INSURANCE. Throughout the Lease Term, Lessee shall maintain with respect to each of the Properties, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

                  A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (for each of the Properties which is in an area subject to destructive earthquakes within recorded history), boiler explosion (for each of the Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require, insuring each of the Properties for not less than 100% of their full insurable replacement cost.

                  B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor, Remainderman and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor, Remainderman and Lessee against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 19 hereof to the extent insurable, and a

         "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee, Remainderman or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor or Remainderman may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor and Remainderman.

                  C. Business income insurance or rental interruption insurance, as requested by Lessor, equal to 100% of the Base Annual Rental for a period of not less than 12 months.

                  D. State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor or Remainderman may from time to time require and such other insurance as may be necessary to comply with applicable laws.

                  E. Such other insurance as may from time to time be reasonably required by Lessor, Remainderman or Lender in order to protect their respective interests with respect to the Properties.

                  All insurance policies shall:

                           (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Remainderman, Lender and their respective employees and agents;

                           (ii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor, Remainderman or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor, Remainderman or Lender;

                           (iii) Contain a standard without contribution mortgage clause endorsement in favor of Lender and any other party designated by Lessor;

                           (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Remainderman, Lender and to any other party covered by any standard mortgage clause endorsement;

                           (v) Provide that the insurer shall not have the option to restore the applicable Properties if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

                           (vi) Be issued by insurance companies licensed to do business in the states in which the Properties are located and which are rated A:VI or better by A.M. Best's Insurance Guide or are otherwise approved by Lessor and Remainderman, which approval shall not be unreasonably withheld or delayed; and

                           (vii) Provide that the insurer shall not deny a claim nor shall the insurance be cancelled, invalidated or suspended by (1) any action, inaction, conduct or negligence of Lessor, Remainderman, Lender or any other party covered by any standard mortgage clause endorsement, Lessee, anyone acting for Lessee or any subtenant or other occupant of any of the Properties, (2) occupancy or use of any of the Properties for purposes more hazardous than permitted by such policies, (3) any foreclosure or other proceedings relating to any of the Properties or change in title to or ownership of any of the Properties, or (4) any breach or violation by Lessee or any other person of any warranties, declarations or conditions contained in such policies or the applications for such policies.

         It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor, Remainderman and Lender as additional named insureds as their interests may appear and shall be payable as set forth in
Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor, Remainderman or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor, Remainderman and Lender certificates of insurance or, upon the request of Lessor, Remainderman or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. In the event of any transfer by Lessor of Lessor's interest in the Properties or any financing or refinancing of Lessor's interest in the Properties, or by Remainderman of Remainderman's interest in the Properties, Lessee shall, upon not less than ten (10) days' prior written notice, deliver to Lessor and Remainderman or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

         13. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default which is not cured within five days after Lessor shall have given Lessee notice of the occurrence of such Event of Default, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be added to the impounded funds. In the event of any default by Lessee, Lessor may apply all impounded funds (including any interest) against any sums due from Lessee to Lessor. Any collected impound funds which are not applied pursuant to the previous sentence against any sums due from Lessee to Lessor shall be used to pay the taxes and insurance premiums for which they were collected. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

         14. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by Automated Clearing House Debit directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

         15. USE. Except as set forth below, each of the Properties shall be used solely for the operation of a Permitted Facility in accordance with the standards of operations then in effect on a system-wide basis, and for no other purpose. Lessee shall occupy the Properties promptly following the Effective Date and, except as set forth below and except during periods when any of the Properties is untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of
Section 21 of this Lease), Lessee shall at all times during the Lease Term occupy each of the Properties and shall diligently conduct its business on each of the Properties as a Permitted Facility. In connection with any alterations to be performed by Lessee at any Property pursuant to this Lease, Lessee may cease diligent operation of business at such Property for a period not to exceed 180 days and may do so only once with respect to such Property within any five-year period during the Lease Term. As long as no Event of Default has occurred and is continuing, Lessee may also cease diligent operations of business at any Property for reasons other than as contemplated by the preceding sentence, provided that (i) no Property may be closed pursuant to this sentence for more than 30 days from the date of closure, and (ii) no more than one Property may be closed at any one time pursuant to this sentence. If Lessee does discontinue operation as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of any such Properties during any period of vacancy, (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section, and (iv) pay all costs necessary to restore such Properties to their condition on the day operation of the business ceased at such time as such Properties are reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation.

         Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Properties and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Properties, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Properties.

         16. COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES. A. Lessee's use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's sole cost and expense, comply in all material respects with all Applicable Regulations and all restrictions, covenants and encumbrances of record with respect to each of the Properties. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply in all material respects with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Properties undertaken by Lessee as required by
Section 17 of this Lease.

         B. Lessee will not permit any act or condition to exist on or about any of the Properties which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

         C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Properties, including, but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Properties. Lessee further agrees that any and all alterations made to the Properties during the Lease Term will comply with any applicable requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of Section 18 must include a statement from a licensed architect or engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Lessor shall not be deemed to be a representation on Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

         D.       Lessee represents and warrants to Lessor as follows:

                  (i) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, none of the Properties nor Lessee are in violation of, or subject to, any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, actually known to Lessee pertaining to the Properties.

                  (ii) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, all permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Properties by reason of any Environmental Laws have been obtained.

                  (iii) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Properties, other than in De Minimis Amounts.

                  (iv) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, the Properties do not contain Hazardous Materials, other than in De Minimis Amounts, or underground storage tanks.

                  (v) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, there is no threat of any Release migrating to any of the Properties.

                  (vi) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties.

                  (vii) Lessee has not received any written notice from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

                  (viii) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Properties of which Lessee has Actual Knowledge and that, to Lessee's Actual Knowledge, is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or from any of the Properties.

                  (ix) To Lessee's Actual Knowledge and except as disclosed in the Questionnaires: (1) all uses and operations on or of the Properties, whether by Lessee or any other person or entity, have been in compliance with all Environmental Laws and permits issued pursuant thereto; (2) there have been no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; (3) there are no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; and (4) the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"). To Lessee's Actual Knowledge and except as disclosed in the Questionnaires, no tenant or other user of any of the Properties has done any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Properties), impaired the value of any of the Properties, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Properties.

         The terms "Lessee's Actual Knowledge" and "Actual Knowledge" as used in this Section 16.D shall mean the conscious awareness of facts or other information by any of Charles F. Doe, Jr., Dana G. Doe or William A. Doe.

         E. Lessee covenants to Lessor during the Lease Term that: (i) the Properties shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws except for such violations or investigations or inquiries which relate to Hazardous Materials in De Minimis Amounts. If any investigation or inquiry is initiated by any Governmental Authority (except for investigations or inquiries which relate to Hazardous Materials in De Minimis Amounts), Lessee shall promptly notify Lessor; (ii) all uses and operations on or of each of the Properties, whether by Lessee or any other person or entity, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (iii) there shall be no Releases in, on, under or from any of the Properties, except in De Minimis Amounts or that do not violate any Environmental Laws; (iv) there shall be no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts or that do not violate any Environmental Laws; (v) Lessee shall keep each of the Properties free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other person or entity; (vi) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection F below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vii) in the event that Lessor notifies Lessee that it has knowledge of a Release or a Threatened Release at any of the Properties or has a reasonable basis to believe that a material violation of Environmental Laws at any of the Properties may have occurred, Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (viii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any Release in, on, under or from any of the Properties; (2) comply with any Environmental Law; and (3) comply with any applicable directive from any Governmental Authority;
(ix) Lessee shall not do or allow any tenant or other user of any of the Properties to do any act that materially increases the dangers to human health or the environment or poses an unreasonable risk of harm to any person or entity (whether on or off any of the Properties); and (x) Lessee shall, upon obtaining such information, promptly notify Lessor in writing of (A) any Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties in violation of any applicable Environmental Laws; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any Environmental Lien; (D) any required Remediation of environmental conditions relating to any of the Properties; and (E) any written notice of which Lessee becomes aware relating in any way to liability of any person or entity pursuant to any Environmental Law, or any administrative or judicial proceedings commenced or overtly threatened in connection with any alleged violation of Environmental Laws.

            F. Lessor, Lender and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that any such persons (except in emergencies) shall use reasonable efforts to undertake any such assessments or investigations so as to minimize the impact on Lessee's business operations at the Properties. Lessee shall cooperate with and provide access to Lessor, Lender and any other person or entity designated by Lessor. Any such assessment and investigation shall be at Lessor's sole cost and expense unless at the time of any such assessment or investigation Lessor has knowledge of a Release or a Threatened Release at any of the Properties or has a reasonable basis to believe that a material violation of Environmental Laws at any of the Properties may have occurred or an Event of Default has occurred and is continuing, in which case Lessee shall be responsible for the cost of any such assessment or investigation.

            G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any of the Properties; (ii) any past or present Release or Threatened Release in, on, above, under or from any of the Properties; (iii) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials at any time located in, under, on or above any of the Properties; (iv) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Properties; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (x) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any person or entity affiliated with Lessee or any other tenant or user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory relating to any of the Properties, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

            H. The obligations of Lessee and the rights and remedies of the Indemnified Parties under the foregoing subsections D through G shall survive the termination, expiration and/or release of this Lease.

            17. CONDITION OF PROPERTIES; MAINTENANCE. Lessee, at its own expense, will maintain all parts of each of the Properties in good repair and sound condition, except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs or replacements which may be required to keep all parts of each of the Properties in good repair and sound condition. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of any of the Properties or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

            18. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon any of the Properties. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld or conditioned, Lessee shall not (a) make any additions to or alter the structural elements of the improvements at any of the Properties or the load-bearing walls, roof, foundation or "footprint" of any building located at any of the Properties, other than adding or replacing windows, (b) alter any material part of any building system of any of the Properties in any manner, other than replacements of parts of any building system with parts of like kind and of equal or greater value, or (c) make any other change or related series of other changes to any Property that is estimated to cost in excess of $250,000 per Property, other than changes in the color or style of wall colors/coverings, floor coverings or treatments or changes to (or alterations of) exterior colors (any of (a), (b) or (c) being hereinafter referred to as a "Material Alteration" and any alteration that does not constitute a Material Alteration is hereinafter referred to as a "Non-Material Alteration"). Lessee may undertake a Non-Material Alteration to any Property without first notifying Lessor. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. All alterations shall be made by Lessee at Lessee's sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any Material Alteration, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and
(iv) any other documents or information reasonably requested by Lessor. Upon completion of any Non-Material Alteration for which a permit was issued, Lessee shall promptly provide Lessor with a copy of such permit and evidence that the Governmental Authority which issued the permit has signed off on the work done pursuant to such permit (to the extent such sign off is required by Applicable Regulations). Any addition to, or alteration of, any of the Properties (excluding Personalty) shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the states where the applicable Properties are located.

            19. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to any of the Properties, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's or Remainderman's interest in any of the Properties, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any of the Properties or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the Properties or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay under Section 10, (6) any lien, encumbrance or claim arising on or against any of the Properties or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees, (9) any contest referred to in Section 10, and (10) the sale of liquor, beer or wine on any of the Properties. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

            20. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

            21. CONDEMNATION OR DESTRUCTION. A. In the event of a taking of all or any part of any of the Properties for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to, or destruction of, any of the Properties or any part thereof (a "Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the subject Property is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

            B. In the event of (i) a Taking of all of any of the Properties, other than for temporary use, (ii) a Taking of substantially all of any of the Properties (other than for temporary use) that results in Lessee making a good faith determination that the restoration and continued use of the remainder of such Property as a Permitted Facility would be uneconomic (each of (i) and (ii), a "Total Taking"), or (iii) a Casualty of all or substantially all of any of the Properties that results in Lessee making a good faith determination that the restoration and continued use of such Property as a Permitted Facility would be uneconomic (a "Total Casualty"), Lessor shall be entitled, subject to the provisions of this Section 21, to receive the entire award, insurance proceeds or payment in connection therewith without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that Lessee shall not be entitled to any award, insurance proceeds or payment for the value of Lessee's leasehold interest in this

Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Taking or otherwise reduce the amount recoverable by Lessor for the Total Taking. Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Personalty, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Casualty or otherwise reduce the amount recoverable by Lessor for the Total Casualty.

            In the event of a Total Taking or Total Casualty, Lessee shall have the right to terminate this Lease with respect to the applicable Property by notice (the "Termination Notice") given to Lessor not later than 30 days after the Total Taking or Total Casualty, as applicable. The Termination Notice must:
(i) specify a date on which this Lease with respect to such Property shall terminate, which date shall be the last day of a calendar month occurring not earlier than 120 days and not later than 150 days after the delivery of such notice (the "Early Termination Date"); (ii) contain a certificate executed by the president, chief financial officer or treasurer of Lessee which (X) describes the Total Taking or Total Casualty, (Y) represents and warrants that either the whole of such Property has been taken, or that substantially all of such Property has been taken and Lessee has determined in good faith that the restoration and continued use of the remainder of such Property as a Permitted Facility would be uneconomic, or that either the whole or substantially all of such Property has been damaged or destroyed and Lessee has determined in good faith that the restoration and continued use of such Property as a Permitted Facility would be uneconomic, and (Z) contains a covenant by Lessee that neither Lessee or any Affiliate of Lessee will use such Property for a period of 2 years following the Early Termination Date; and (iii) if the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to Section 27, contain either (X) an irrevocable rejectable written offer (the "Rejectable Offer") of Lessee to purchase Lessor's interest in such Property and in the net award for such Total Taking or net insurance proceeds for such Total Casualty, as applicable, after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Award") on the Early Termination Date for a purchase price equal to the Stipulated Loss Value (as defined below) for such Property, or (Y) a Rejectable Substitution Offer to substitute a Substitute Property satisfying the applicable requirements of Section 57.A for such Property and Lessor's interest in the Net Award. As used herein, the term "Stipulated Loss Value" shall mean the sum of (a) the product of the percentage specified on Schedule I attached hereto which corresponds to the Early Termination Date multiplied by the Purchase Price for such Property, plus (b) all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, plus (c) in the event of a Total Casualty only, the Prepayment Charge corresponding to such Property. In the event of a termination of this Lease with respect to a Property pursuant to this Section 21.B which does not involve the acceptance (or deemed acceptance) of a Rejectable Substitution Offer, the Base Annual Rental then in effect shall be reduced by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect.

            If the Early Termination Date shall occur prior to the commencement of any extension options which may be exercised pursuant to Section 27, Lessor shall have 90 days from the delivery of the Termination Notice to deliver to Lessee written notice of its election to either accept or reject any Rejectable Offer or Rejectable Substitution Offer contained in the Termination Notice. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the applicable Rejectable Offer or Rejectable Substitution Offer. If the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer or Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by the Lender and such written consent is delivered to Lessee within such 90-day period.

            If Lessor accepts the Rejectable Offer or is deemed to have accepted the Rejectable Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Offer by Lessor is not consented to in writing by the Lender, then, on the Early Termination Date, Lessor shall sell and convey, and Lessee shall purchase for the applicable Stipulated Loss Value, Lessor's interest in such Property and the Net Award. Lessee's obligations under this Lease with respect to such Property shall not be terminated until the applicable Stipulated Loss Value is paid in full. Upon such payment, (i) Lessor shall convey such Property to Lessee "as-is" by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to such Property and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty, and (ii) all obligations of either party hereunder with respect to such Property shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

            If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if, while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender, then, on the Early Termination Date, Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in Section 57. Upon such substitution (i) Lessee shall be entitled to claim and receive the Net Award and Lessor shall pay over to Lessee any portion of the Net Award which Lessor shall have received prior to such date and (ii) all obligations of either party hereunder with respect to the Property being replaced shall cease as of the Early Termination Date, provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease with respect to such Property. This Lease shall, however, continue in full force and effect with respect to all other Properties.

            Lessee shall be solely responsible for the payment of all costs and expenses incurred in connection with the conveyance of a Property to Lessee pursuant to this Section 21, including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of a Property to Lessee or the termination of this Lease with respect to a Property pursuant to the provisions of this Section 21, Lessee's attorneys' fees and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender.

            If Lessor rejects the Rejectable Offer or Rejectable Substitution Offer and, as long as the Mortgage corresponding to the Property subject to such Rejectable Offer or Rejectable Substitution Offer is still outstanding, such rejection is consented to in writing by Lender (and such written consent delivered to Lessee within the applicable 90-day period), or if the Early Termination Date shall occur after the commencement of any extension options exercised pursuant to Section 27, then (i) the Net Award shall be paid to and belong to Lessor, (ii) on the Early Termination Date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease, and (iii) all obligations of either party hereunder shall cease as of the Early Termination Date with respect to the applicable Property, provided, however, Lessee's obligations to the Indemnified Parties with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Termination Date shall survive the termination of this Lease. This Lease shall, however, continue in full force and effect with respect to all other Properties.

            C. In the event of a Taking of all or any part of any of the Properties for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. In the event that any restoration to the corresponding Property is necessary as a result of a Temporary Taking, the award for a Temporary Taking, whether paid by damages, rent or otherwise, shall be first applied to the costs of such restoration, which restoration shall be promptly commenced and completed by Lessee pursuant to the terms of Section 18 above if the termination of such Temporary Taking occurs prior to the date of expiration of this Lease and the restoration can reasonably be completed by such date. If the amount of the award with respect to such Temporary Taking exceeds the costs of restoration, the excess award shall be paid to Lessee, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the excess award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration.

            D. In the event of a Taking which is not a Total Taking or a Temporary Taking ("Partial Taking") or of a Casualty which is not a Total Casualty (a "Partial Casualty"), all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property affected, provided that, as long as the Mortgage corresponding to the applicable Property is still outstanding, Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of such Partial Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease with respect to such Property within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to such Property during which to elect to continue this Lease with respect to such Property on the terms herein provided. If Lessor elects to terminate this Lease with respect to such Property and Lessee does not elect to continue this Lease with respect to such Property or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to such Property, then this Lease shall terminate with respect to such Property as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender such Property, all obligations of either party hereunder with respect to such Property shall cease as of the date of termination (provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. The Lease shall continue in full force and effect with respect to all other Properties. If Lessor elects not to terminate this Lease with respect to such Property, or if Lessor elects to terminate this Lease with respect to such Property but Lessee elects to continue this Lease with respect to such Property, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as approved by Lessor. Subject to reasonable conditions for disbursement imposed by Lessor, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. As long as the Mortgage corresponding to the Property affected by such Partial Taking or Partial Casualty is outstanding, the Net Restoration Amount shall be held by Lender in an interest-bearing account until disbursed pursuant to this Section 21.D. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Partial Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Partial Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, subject to the rights of Lender under the Loan Documents, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property as a result of a Partial Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

            E. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking shall be adjusted by Lessor, provided that, unless and until Lessor has previously rejected a Rejectable Offer or Rejectable Substitution Offer with respect to such Total Taking pursuant to the provisions of Section 21.B, Lessor shall obtain Lessee's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) before a final settlement of the amount of such award. Any award relating to a Partial Taking shall be adjusted by Lessor, provided that Lessor shall obtain Lessee's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) before a final settlement of the amount of such award. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter there shall be an Event of Default existing under this Lease, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

            F. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

            22. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable advance notice, to enter any of the Properties or any part thereof during normal business hours of Lessee in order to inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Properties to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain at the Properties or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Properties in accordance with GAAP. Lessee's books and records shall be open for inspection at reasonable times and upon reasonable notice by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents.

         23. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

                        (i) If any representation or warranty of Lessee set
            forth in this Lease is false in any material respect, or if Lessee renders any statement or account which is false in any material respect and could reasonably be expected to result in damages to Lessor;

                        (ii) If any rent or other monetary sum due under this
            Lease is not paid within five days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured;

                        (iii) If Lessee fails to pay, prior to delinquency, any
            taxes, assessments or other charges, the failure of which to pay will result in the imposition of a lien against any of the Properties or the rental or other payments due under this Lease or a claim against Lessor, unless Lessee is contesting such taxes, assessments or other charges in accordance with the provisions of
            Section 10 of this Lease;

                        (iv) If Lessee or any of the Guarantors becomes
            insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action which is not dissolved within 90 days after filing, or is not generally paying its debts as the same become due;

                        (v) If Lessee vacates or abandons any of the Properties
            other than in accordance with the provisions of Section 15 of this Lease;

                        (vi) If Lessee fails to observe or perform any of the
            other covenants (except with respect to a breach of the Aggregate Fixed Charge Coverage Ratio, which breach is addressed in subitem
            (ix) below), conditions or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30 day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30 day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

                        (vii) If there is an "Event of Default" or a breach or
            default, after the passage of all applicable notice and cure or grace periods, under any other Sale-Leaseback Document or any of the Other Agreements; provided, however, that (x) an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Other Agreement relating to a property for which Lender or an Affiliate of Lender has made a loan to one of the Lessor Entities which has not been the subject of a Loan Pool shall not constitute an Event of Default under this Lease if the loans secured by the Mortgages have been the subject of a Loan Pool, and (y) an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Other Agreement relating to a property for which Lender or an Affiliate of Lender has made a loan to one of the Lessor Entities which has been the subject of a Loan Pool shall not constitute an Event of Default under this Lease if the loans secured by the Mortgages have been the subject of a different Loan Pool;

                        (viii) If a final, nonappealable judgment is rendered by
            a court against Lessee which has a material adverse effect on either the ability to conduct business at any of the Properties for its intended use or Lessee's ability to perform its obligations under this Lease, or is in the amount of $100,000.00 or more, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof;

                        (ix) If there is a breach of the Aggregate Fixed Charge
            Coverage Ratio requirement and Lessor shall have given Lessee notice thereof and Lessee shall have failed within a period of 20 days from the delivery of such notice to either:

                                    (1) deliver a Rejectable Substitution Offer
                        to Lessor for the substitution of such Substitute Properties satisfying the applicable requirements of
                        Section 57.A for the Properties (starting with the Property with the lowest "Fixed Charge Coverage Ratio" (determined as contemplated in the following sentence) and proceeding in ascending order to the Property with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                                    (2) deliver a Rejectable Purchase Offer to
                        Lessor to purchase such of the Properties (starting with the Property with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Property with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Aggregate Fixed Charge Coverage Ratio requirement; or

                                    (3) deliver notice to Lessor that it has
                        elected to pay the FCCR Rent Prepayment Amount (as hereinafter defined) on the first day of the calendar month immediately following the date such notice is delivered.

            For purposes of the preceding subitems (1) and (2), the definitions set forth in Section 8.A of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with all the other Properties. For purposes of such calculation, the Operating Lease Expense with respect to this Lease for each such Property shall equal the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect.

            If Lessee makes a Rejectable Substitution Offer or Rejectable Purchase Offer as contemplated by subitems (1) and (2) above, unless Lessor rejects such Rejectable Substitution Offer or Rejectable Purchase Offer as contemplated by Section 57 or 58, as applicable, the failure of Lessee to complete such substitutions or purchases within the time period contemplated by
Section 57 or 58, as applicable, shall be deemed an Event of Default without further notice or demand of any kind being required. If Lessee delivers notice to Lessor that it has elected to pay the FCCR Rent Prepayment Amount as provided in subitem (3) above, the failure of Lessee to pay Lessor the FCCR Rent Prepayment Amount on the first day of the calendar month immediately following the date such notice is delivered shall be deemed an Event of Default without further notice or demand of any kind being required.

            In the event Lessee elects to pay Lessor the FCCR Rent Prepayment Amount as provided in subitem (3) above, Base Monthly Rental beginning with the calendar month in which such payment is made shall be equal to the Base Monthly Rental then in effect reduced by the FCCR Rent Reduction Amount (as hereinafter defined).

            For purposes of this Section 23.A(ix), the following terms shall be defined as set forth below:

                        "FCCR Rent Prepayment Amount" means the present value,
            discounted on a monthly basis at 8.99% per annum, of the FCCR Rent Reduction Amount for each month beginning with the calendar month in which the FCCR Rent Prepayment Amount is paid and ending with the calendar month of January, 2022, inclusive.

                        "FCCR Rent Reduction Amount" the product of (x) the Base
            Monthly Rental for the last month of the fiscal year for which the breach of the Aggregate Fixed Charge Coverage Ratio requirement occurred and (y) the Fixed Charge Coverage Shortfall Percentage. For purposes of illustration and not limitation, if (i) Lessee's Aggregate Fixed Charge Coverage Ratio for the fiscal year ending December 31, 2009 was 1.2:1 (which results in a Fixed Charge Coverage Shortfall Percentage of 20%), (ii) Lessee paid the FCCR Rent Prepayment Amount on September 1, 2010, and (iii) the Base Monthly Rental for December, 2009 was $100, then the Base Monthly Rental payment beginning on September 1, 2010 shall be equal to the Base Monthly Rental for August, 2010 reduced by the sum of $20.

                        "Fixed Charge Coverage Shortfall Percentage" means the
            percentage represented by (x) 1 minus (y) a fraction, the numerator of which shall be the Aggregate Fixed Charge Coverage Ratio for the fiscal year for which the breach of the Aggregate Fixed Charge Coverage Ratio requirement occurred, and the denominator of which shall be 1.50:1.

            Notwithstanding the foregoing, if, within a 30 day period after the delivery of Lessor's notice to Lessee of Lessee's breach of the Aggregate Fixed Charge Coverage Ratio requirement, Lessee provides evidence satisfactory to Lessor that the Aggregate Fixed Charge Coverage Ratio is at least 1.50:1 for the twelve calendar month period immediately preceding the delivery to Lessor of such evidence, no Event of Default shall be deemed to have occurred as a result of such breach of the Aggregate Fixed Charge Coverage Ratio requirement; or

                        (x) If Lessee shall fail to maintain insurance in
            accordance with the requirements of Section 12 of this Lease; or

                        (xi) If Lessee shall fail to sign any instrument,
            certificate, financing statement or document in accordance with the provisions of Sections 24 or 25 of this Lease and such failure shall not be cured within five days following notice from Lessor.

            B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice required under certain circumstances by subsection A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:

                        (i) To terminate this Lease, whereupon Lessee's right to
            possession of the Properties shall cease and this Lease, except as to Lessee's liability, shall be terminated.

                        (ii) To reenter and take possession of any or all of the
            Properties and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                        (iii) To cause all Personalty located on or at any or
            all of the Properties to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.

                        (iv) To bring an action against Lessee for any damages
            sustained by Lessor or any equitable relief available to Lessor.

                        (v) To relet any or all of the Properties or any part
            thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet any of the Properties or any part thereof and shall in no event be liable for refusal or failure to relet any of the Properties or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                        (vi) (x) To recover from Lessee all rent and other
            monetary sums then due and owing under this Lease; and (y) to accelerate and recover from Lessee the present value (discounted at the rate of 6% per annum) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term, provided, however, in no event shall such recovery be less than the sum of (i) the product of the percentage specified on Schedule I attached hereto which corresponds to the month in which such Event of Default first occurred multiplied by the sum of the Purchase Price for all of the Properties which are then subject to the Lease plus (ii) the sum of the Prepayment Charges corresponding to all of the Properties which are then subject to this Lease.

                        (vii) To recover from Lessee all costs and expenses,
            including attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

                        (viii) To immediately or at any time thereafter, and
            with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

                        (ix) To immediately or at any time thereafter, and with
            or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

                        (x) To seek any equitable relief available to Lessor,
            including, without limitation, the right of specific performance.

            All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

            If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

            24. LIENS; MORTGAGES, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or any of the Properties shall not be subordinate to any liens or encumbrances placed upon any of the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LESSOR SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S INTEREST IN THE PROPERTIES.

            This Lease at all times shall automatically be subordinate to the Mortgages and to the lien of any and all ground leases, mortgages, trust deeds and deeds to secure debt now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of the Mortgages and any or all such ground leases, mortgages, trust deeds or deeds to secure debt as shall be desired by Lessor, or any present or proposed mortgagees or lenders under trust deeds or deeds to secure debt, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in the Mortgages or any or all such ground leases, mortgages, trust deeds or deeds to secure debt or after foreclosure of any or all such Mortgages, mortgages, trust deeds or deeds to secure debt or termination of any or all such ground leases, so long as no Event of Default has occurred and is continuing.

            If any landlord, mortgagee, receiver, Lender or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such ground lease, mortgage, trust deed or deed to secure debt and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, ground lease, mortgage, trust deed or deed to secure debt, whether this Lease was executed before or after such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

            Although the foregoing provisions shall be self-operative and no future instrument of subordination or non-disturbance shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes within 10 days after demand.

            In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to any of the Properties, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self operative and effective without the execution of any further instruments.

            25. ESTOPPEL CERTIFICATE. At any time, and from time to time, Lessee shall, promptly and in no event later than 15 days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Properties (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease known to Lessee, and, if there are any such known defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee;
(viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser.

            26. ASSIGNMENT; SUBLETTING. A. Lessor shall have the right to sell, convey or mortgage all, but not less than all, of the Properties or to assign its right, title and interest as Lessor under this Lease in whole, but not in part; provided, however, the prohibition on Lessor's right to sell, convey or mortgage less than all of the Properties shall not restrict Lessor's right to convey Properties to Lessee pursuant to the provisions of Sections 21.B, 23.A(ix), 57 or 58 hereof. In the event of any such sale or assignment other than a security assignment, provided Lessee receives written notice that such purchaser or assignee has assumed all of Lessor's obligations under this Lease, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

            B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Without the prior written consent of Lessor and except as provided below: (i) Lessee shall not assign, transfer or convey this Lease or any interest therein, whether by operation of law or otherwise; (ii) no Subject Transfer shall occur; (iii) no interest in Lessee or any of the Guarantors shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Lessee Entities; and (iv) Lessee shall not sublet all or any part of any of the Properties. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, the transfer to any assignee of all necessary licenses and franchises to continue operating the Properties for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment nor any subletting of any of the Properties shall relieve Lessee of its obligations respecting this Lease or Guarantors of any of their obligations respecting the Guaranty. Any rentals owing under a sublease which are in excess of the rentals owing hereunder may be retained by Lessee unless an Event of Default has occurred, in which case, Lessor shall be entitled to receive such excess rentals applicable to the period during which such Event of Default is continuing. Any assignment, transfer, conveyance, pledge, mortgage or subletting in violation of this Section shall be voidable at the sole option of Lessor.

            C. Notwithstanding the provisions of Section 26.B, Lessor's consent to a Subject Transfer shall not be required if each of the following conditions are satisfied:

                        (i) no Event of Default shall have occurred and be
            continuing under this Lease as of the date on which Lessee gives the Subject Transfer Notice (as hereinafter defined) and as of the date on which such Subject Transfer is consummated;

                        (ii) after giving effect to such Subject Transfer,
            whether as a single transaction or as a series of transactions, the Lessee Entities, including any surviving entity as a result of such Subject Transfer and/or successor of Lessee or any of the Guarantors, shall have a consolidated net worth determined in accordance with GAAP of not less than the sum of (1) $29,690,500.00, plus (2) fifty (50%) percent of Net Income, if positive, for each fiscal quarter of the Lessee Entities ending after the Effective Date (i.e., exclusive of any negative Net Income for any such fiscal quarter) determined on a cumulative basis subsequent to the Effective Date, plus (3) seventy-five (75%) percent of the proceeds of any issuance of equity securities of any of the Lessee Entities or other contributions to the capital of any of the Lessee Entities subsequent to the Effective Date (the "Net Worth Condition");

                        (iii) Lessee and Guarantors, including any surviving
            entity as a result of such Subject Transfer and/or successor of Lessee or any of the Guarantors, shall not be released from any of their respective obligations under this Lease and the Guaranty, and any such surviving entity or successor entity, as applicable, has assumed in writing or by operation of law (provided Lessor has received a satisfactory opinion of counsel confirming that such assumption will occur by operation of law) all obligations of Lessee under this Lease or Guarantors under the Guaranty, as applicable;

                        (iv) after giving effect to such Subject Transfer,
            whether as a single transaction or as a series of transactions, the Lessee Entities shall have a Corporate Fixed Charge Coverage Ratio (as hereinafter defined) determined as of the end of Lessee's most recently closed fiscal quarter on a proforma basis after giving effect to such Subject Transfer of at least equal to 1.50:1 (the "Corporate Fixed Charge Coverage Ratio Condition")

                        (v) after such Subject Transfer, the Properties will be
            operated as a Permitted Facility or such other nationally or regionally recognized casual dining concepts reasonably acceptable to Lessor;

                        (vi) the Lessee Entities, including any surviving entity
            as a result of such Subject Transfer and/or successor of Lessee or any of the Guarantors, shall have at least 5 years' experience operating a multi-unit casual dining restaurant concept with the same or greater number of units as are operated by the Lessee Entities immediately prior to the consummation of such Subject Transfer;

                        (vii) if and to the extent that the loans contemplated
            by the Loan Documents have been subject to a Securitization, Lender shall have received a notice or confirmation of the rating agencies which have issued ratings in connection with such Securitization that such Subject Transfer will not cause any of such rating agencies to downgrade, modify, withdraw or qualify any of such ratings (the "Rating Agency Condition"); and

                        (viii) Lessee shall have delivered to Lessor a
            certification that all of the conditions to such Subject Transfer set forth in this Section 26.C have been satisfied.

            Notwithstanding the foregoing, in the event that Lessee is unable to satisfy the Net Worth Condition, the Corporate Fixed Charge Coverage Ratio Condition and/or the Rating Agency Condition, such conditions shall be deemed satisfied if Lessee shall (1) pay to Lessor the Subject Transfer Rent Prepayment Amount (as hereinafter defined), and (2) pay to Lessor the Prepayment Charges payable by Lessor to Lender as a result of the payment of the Subject Transfer Rent Prepayment Amount. Upon Lessee's payment of the Subject Transfer Rent Prepayment Amount and Prepayment Charges as contemplated by the preceding sentence, Lessor agrees that the Base Monthly Rental beginning with the calendar month immediately following the month in which such payment is made (or, if such payment is made on the first day of a calendar month, beginning with the calendar month in which such payment is made) shall be equal to the Base Monthly Rental then in effect reduced by the Subject Transfer Rent Reduction Amount (as hereinafter defined)

            For purposes of this Section 26.C, the following terms shall be defined as set forth below:

                                    "Capital Lease" shall mean all leases of any
                        property, whether real, personal or mixed, by Lessee or any of the other Lessee Entities, as applicable, which leases would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term "Capital Lease" shall not include any operating lease.

                                    "Corporate Fixed Charge Coverage Ratio"
                        shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, minus income taxes or charges equivalent to income taxes allocable to the period of determination, to (b) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

                                    "Debt" shall mean with respect to Lessee and
                        the other Lessee Entities, collectively, and for the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services,
                        (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and
                        (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                                    "Depreciation and Amortization" shall mean
                        the depreciation and amortization accruing during any period of determination with respect to Lessee and the other Lessee Entities, collectively, as determined in accordance with GAAP.

                                    "Interest Expense" shall mean for any period
                        of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee and the other Lessee Entities, collectively, as determined in accordance with GAAP.

                                    "Net Income" shall mean with respect to the
                        period of determination, the net income or net loss of Lessee and the other Lessee Entities, collectively. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination,
                        (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense and actual corporate overhead expense allocable to the period of determination, and
                        (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

                                    "Operating Lease Expense" shall mean the sum
                        of all payments and expenses incurred by Lessee and the other Lessee Entities, collectively, under any operating leases during the period of determination, as determined in accordance with GAAP.

                                    "Subject Transfer FCCR Shortfall Percentage"
                        means the percentage represented by (x) 1 minus (y) a fraction, the numerator of which shall be the Aggregate Fixed Charge Coverage Ratio for the twelve month period of time immediately preceding the end of the fiscal quarter of Lessee which closed prior to the date on which Lessee gives the Subject Transfer Notice, and the denominator of which shall be 3:1.

                                    "Subject Transfer Rent Prepayment Amount"
                        means the present value, discounted on a monthly basis at 8.99% per annum, of the Subject Transfer Rent Reduction Amount for each month beginning with the calendar month immediately following the month in which the Subject Transfer Rent Prepayment Amount is paid (or, if the Subject Transfer Rent Prepayment Amount is paid on the first day of a calendar month, beginning with the calendar month in which the Subject Transfer Rent Prepayment Amount is paid) and ending with the calendar month of January, 2022, inclusive.

                                    "Subject Transfer Rent Reduction Amount" the
                        product of (x) the Base Monthly Rental for the last month of the fiscal quarter of Lessee which ended prior to the date on which Lessee gives Lessor the Subject Transfer Notice and (y) the Subject Transfer FCCR Shortfall Percentage. For purposes of illustration and not limitation, if (i) Lessee's Aggregate Fixed Charge Coverage Ratio for the fiscal quarter ending June 30, 2010 was 2:1 (which results in a Subject Transfer FCCR Shortfall Percentage of 33%), (ii) Lessee paid the Subject Transfer Rent Prepayment Amount on August 15, 2010, and (iii) the Base Monthly Rental for June, 2010 was $100, then the Base Monthly Rental payment beginning on September 1, 2010 shall be equal to the Base Monthly Rental for August, 2010 reduced by the sum of $33.33.

            Lessee shall notify Lessor and Lender at least 30 days but not more than 90 days prior to the completion of any Subject Transfer (each, a "Subject Transfer Notice"). Lessee shall provide Lessor and Lender with information reasonably sufficient to enable Lessor and Lender to determine that Lessee has satisfied the conditions to any Subject Transfer, including, without limitation, such financial information as Lessor and Lender may reasonably require to enable them to determine that the Net Worth Condition, Corporate Fixed Charge Coverage Ratio Condition and/or other requirements set forth in this Section 26.C have been satisfied, or will be satisfied simultaneously with the completion of the Subject Transfer. In addition, to the extent that the loans contemplated by the Loan Documents have been subject to a Securitization, Lessee agrees to cooperate in good faith in connection with providing such information as the rating agencies may reasonably require to evaluate any such Subject Transfer.

            D. Notwithstanding the provisions of Section 26.B, Lessee shall have the right to sublease any of the Properties, without the prior written consent of Lessor or Lender, to any Permitted Sublessee if each of the following conditions are satisfied:

                        (1) no Event of Default shall have occurred and be
            continuing under this Lease as of the effective date of the applicable sublease;

                        (2) any such sublease shall be subordinate to this Lease
            and the Mortgage corresponding to the Property to which such sublease relates;

                        (3) Lessee shall remain liable under this Lease
            notwithstanding such subleases and Guarantors shall remain liable under the Guaranty notwithstanding such subleases;

                        (4) the Properties subject to such subleases shall be
            used as Permitted Facilities and shall otherwise be operated and maintained in accordance with the terms and conditions of this Lease; and

                        (5) the form of sublease is reasonably acceptable to
            Lessor and Lender.

            Within 10 days after the execution of each sublease, Lessee shall provide Lessor and Lender with a notice of such sublease and a photocopy of the fully executed sublease.

            27. OPTION TO EXTEND. Lessee shall have the option to continue this Lease in effect for five additional successive periods of five years each, provided that, at the time of exercise of such option or at the expiration of the Lease Term or, if applicable, the preceding extension of the Lease Term, no Event of Default shall have occurred and be continuing under this Lease. If Lessee exercises such option, this Lease shall continue for the applicable period in accordance with the terms and provisions of this Lease then in effect, including, without limitation, adjustments in the Base Annual Rental during each extension term in accordance with the provisions of Section 5.B.

            Lessee may only exercise the first extension option by giving notice to Lessor of Lessee's intention to do so not later than June 30, 2020. If the first extension option is exercised by Lessee, Lessee may only exercise the second extension option by giving notice to Lessor of Lessee's intention to do so not later than April 30, 2026. If the first two extension options are exercised, Lessee may only exercise the third extension option by giving notice to Lessor of Lessee's intention to do so not later than April 30, 2031. If the first three extension options are exercised, Lessee may only exercise the fourth extension option by giving notice to Lessor of Lessee's intention to do so not later than April 30, 2036. If the first four extension options are exercised, Lessee may only exercise the fifth extension option by giving notice to Lessor of Lessee's intention to do so not later than April 30, 2041.

            Notwithstanding the foregoing, Lessee's failure to deliver notice of the exercise of its options under this Section by the applicable outside dates set forth above shall not terminate the applicable option unless and until Lessor shall, following the applicable outside date, give written notice of the applicable option to Lessee, and Lessee shall fail to exercise the applicable option within thirty (30) days after such notice is given.

            28. STATE SPECIFIC PROVISIONS. The provisions and/or remedies which are set forth on Schedule II shall be deemed a part of and included within the terms and conditions of this Lease.

            29. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt or refusal of the intended recipient to accept receipt, if hand delivered, (b) electronic confirmation of transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                        If to Lessee:        Doe Family II LLC
                                             160 Olympia Avenue
                                             Woburn, Massachusetts 01801
                                             Attention: Charles F. Doe, Jr.
                                             Telephone: (781) 933-8999
                                             Telecopy:  (781) 933-0821

                        With a copy to:      Murtha Cullina Roche Carens &
                                             DeGiacomo, A
                                             Limited Liability Partnership
                                             99 High Street
                                             Boston, Massachusetts 02110
                                             Attention:  Michael T. Putziger,
                                             Esquire
                                             Telephone:  (617) 457-4027
                                             Telecopy:   (617) 457-3868

                        If to Lessor:        Double 9 Property III LLC
                                             c/o U.S. Realty Advisors, LLC
                                             1370 Avenue of the Americas
                                             New York, NY 10019
                                             Attention:  Mr. David M. Ledy
                                             Telephone:  (212) 581-4540
                                             Telecopy:   (212) 581-4950

                        With a copy to:      Proskauer Rose LLP
                                             1585 Broadway
                                             New York, NY 10036
                                             Attention:  Kenneth S. Hilton, Esq.
                                             Telephone:  (212) 969-3000
                                             Telecopy:   (212) 969-2900

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:

                                             Dennis L. Ruben, Esq.
                                             Executive Vice President, General
                                             Counsel and Secretary
                                             GE Capital Franchise Finance
                                             Corporation
                                             17207 North Perimeter Drive
                                             Scottsdale, AZ 85255
                                             Telephone:  (480) 585-4500
                                             Telecopy:   (480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

            30. HOLDING OVER. If Lessee remains in possession of any of the Properties after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee. The terms of this Section 30 shall survive the expiration of the Lease Term.

            31. RIGHT OF FIRST OFFER TO PURCHASE PROPERTIES. If, during the Lease Term, Lessor desires to sell its interest in the Properties, as a result of a third-party offer or expression of interest from a third party (which may be solicited by Lessor and with no requirement that an offer actually be made by such third party), then, provided no Event of Default has occurred and is continuing, Lessor shall give Lessee the right to purchase such interest (the "Interest") for a price and on terms and conditions, determined by Lessor and set forth in a notice (the "ROFO Notice") given to Lessee. Lessee shall have thirty (30) days to elect in writing to acquire such Interest at such price and on such terms and conditions. Lessee's silence shall be deemed a rejection of its right to acquire such Interest. Any such election by Lessee shall only be effective if accompanied by Lessee's payment to Lessor of a cash down payment equal to 10% of such price. If Lessee timely and properly elects to acquire such Interest, the closing shall take place within one hundred and twenty (120) days after the ROFO Notice is given to Lessee. The balance of the purchase price shall be paid in cash at closing. If Lessee does not timely elect to acquire such Interest, Lessor shall be free to sell the Interest to any other Person within six (6) months of Lessee's rejection or deemed rejection without being required to comply again with the foregoing provisions of this Section, provided that, if Lessor intends to sell the Interest (i) after such six (6) month period or (ii) within such six (6) month period at a price less than 95% of the price described in the ROFO Notice or on economic terms more favorable to a purchaser than those set forth in the ROFO Notice, Lessor shall give Lessee written notice, setting forth the applicable purchase price and terms and conditions, and Lessee shall have thirty (30) days to elect in writing to purchase the Interest at such purchase price and on such terms and conditions. The right of first offer granted by this Section shall not survive the expiration or earlier termination of this Lease or the purchase of the Properties by a third party after Lessee's failure to exercise such right or Lessee's waiver thereof. Furthermore, the right of first offer granted by this Section shall not apply to a foreclosure of any of the Mortgages or the delivery to Lender of a deed-in-lieu of foreclosure and shall not survive any such foreclosure or delivery of a deed-in-lieu of foreclosure. Upon the termination of this right of first offer, Lessee shall execute such instruments as may be reasonably required by Lessor to provide constructive notice of the termination thereof.

            32. REMOVAL OF PERSONALTY. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove all Personalty from the Properties. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out, normal wear and tear excepted. Any property of Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

            33. FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter of Lessee, Lessee shall deliver to Lessor and Lender (i) complete financial statements of Guarantors including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at each of the Properties. Within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor and Lender (i) complete financial statements of Lessee and Guarantors including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at each of the Properties. All such financial statements shall be prepared in accordance with GAAP and shall be certified to be accurate and complete by Lessee or Guarantors, as applicable (or the Treasurer or other appropriate officer of Lessee or Guarantors, as applicable). Lessee understands that Lessor and Lender will rely upon such financial statements and Lessee represents that such reliance is reasonable. In the event that Lessee's property and business at the Properties is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor and Lender need not be audited, but Lessee shall deliver to Lessor and Lender copies of any audited financial statements of Lessee or Guarantors which may be prepared, as soon as they are available.

            34. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

            35. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

            36. LIABILITY. A. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Properties for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Properties, such exculpation of liability to be absolute and without any exception whatsoever.

            B. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessee, that (i) there shall be absolutely no personal liability on the part of any members, partners, shareholders, officers, directors and employees of Lessee to Lessor with respect to any of the terms, covenants and conditions of this Lease, and (ii) Lessor waives all claims, demands and causes of action against the members, partners, shareholders, officers, directors and employees of Lessee in the event of any breach by Lessee of any of the terms, covenants and conditions of this Lease to be performed by Lessee, such exculpation of liability to be absolute and without any exception whatsoever.

            37. CONSENT OF LESSOR. (a) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

            (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

            38. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

            39. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

            40. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

            41. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

            42. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

            43. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

            B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

            44. EASEMENTS. During the Lease Term, Lessor agrees to grant such utility, access or other similar easements on, over, under and above any of the Properties as Lessee may request, provided that such easements are reasonably required for the operation of such Property as a Permitted Facility and will not decrease the value of such Property.

            45. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and
(iii) all defaults under this Lease as to all Properties being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Properties surrendered to Lessor.

            Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                        (i) All obligations that accrue under this Lease
            (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                        (ii) Any and all obligations under this Lease that
            become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                        (iii) Any extension of the time period within which
            Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

                        (iv) Any time period designated as the period within
            which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

                        (v) Any assignment of this Lease must result in all
            terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                        (vi) Any proposed assignment of this Lease to an
            assignee: (a) that will not use the Properties specifically in accordance with a franchise, license and/or area development agreement with the franchisor of Permitted Facilities, (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (c) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of Guarantors as of the Effective Date, shall be harmful and prejudicial to Lessor;

                        (vii) The rejection (or deemed rejection) of this Lease
            for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Properties will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

                        (viii) This Lease shall at all times be treated as
            consistent with the specific characterizations set forth in Section 3 of this Lease, and assumption or rejection of this Lease shall be
            (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

            B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

            C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

            D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

            46. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties.

            47. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

            48. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs of Lessor's in-house counsel incurred in connection with the matter.

            49. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

            50. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was partially negotiated in the State of Arizona, this Lease was partially executed in the State of Arizona and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper in accordance with the laws of the State of Arizona; provided, however, no such service of process or paper shall be deemed delivered pursuant to Section 29 hereof if not actually received. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the states in which the Properties are located, as applicable, shall be governed by and construed in accordance with the internal laws of the states in which the Properties are located, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

            51. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

            52. MEMORANDUM OF MASTER LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties.

            53. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation. Lessee has been advised by Raymond James & Associates, Inc., whose fees shall be paid by Lessee.

            54. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSOR AND

LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF SUCH OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY A PARTY AGAINST THE OTHER PARTY OR ANY OF SUCH OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO, EXCEPT THAT SUCH WAIVER ON THE PART OF LESSOR SHALL NOT BE DEEMED TO LIMIT, REDUCE OR PRECLUDE IN ANY WAY LESSOR'S REMEDIES PURSUANT TO SECTION 23 HEREOF. THE RECIPROCAL WAIVERS BY LESSOR AND LESSEE OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

            55. RELIANCE BY LENDER. Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

            56. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.

            57. SUBSTITUTION. A. Subject to the fulfillment of all of the conditions set forth in the following subsection B, Lessee shall have the right to deliver a rejectable offer to Lessor (each, a "Rejectable Substitution Offer") to substitute a Substitute Property for a Property if:

                        (i) the terms of Section 21.B of this Lease require a
            Rejectable Substitution Offer to be made (each, a "Casualty/Condemnation Substitution"); or

                        (ii) the terms of Section 23.A(ix)(1) of this Lease
            permit a Rejectable Substitution Offer to be made (each, a "FCCR Substitution").

            From and after the third anniversary of the Effective Date and subject to the fulfillment of all of the conditions set forth in the following subsection B, Lessee shall also have the right to deliver a Rejectable Substitution Offer to substitute a Substitute Property for a Property if Lessee determines for any reason to make a substitution (each, a "Discretionary Substitution"); provided, however, that once Lessee has done
Casualty/Condemnation Substitutions,

Discretionary Substitutions and/or FCCR Substitutions for a total of two Properties in the aggregate, Lessee shall no longer have the right to deliver a Rejectable Substitution Offer with respect to a Discretionary Substitution.

            Each Rejectable Substitution Offer shall identify the proposed Substitute Property in reasonable detail and contain a certificate executed by a duly authorized officer of Lessee pursuant to which Lessee shall certify that in Lessee's good faith judgment such proposed Substitute Property satisfies as of the date of such notice, or will satisfy as of the date of the closing of such substitution, all of the applicable conditions to substitution set forth in this
Section 57. Lessee agrees to deliver to Lessor all of the diligence information and materials contemplated by the provisions of Section 57.B of this Lease within 30 days after the delivery to Lessor of a Rejectable Substitution Offer.

            Lessor shall have 90 days from the delivery of a Rejectable Substitution Offer notice satisfying the requirements of the preceding paragraph to deliver to Lessee written notice of its election to either accept or reject the Rejectable Substitution Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Rejectable Substitution Offer. If the Mortgage corresponding to the Property to be replaced is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor shall not be effective unless it is consented to in writing by Lender. If Lessor accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer or if Lender does not consent in writing to any rejection of the Rejectable Substitution Offer by Lessor, then Lessee shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 57.

            If Lessor rejects the Rejectable Substitution Offer pursuant to the previous paragraph for reasons other than that, in Lessor's reasonable judgment, the proposed Substitute Property would not have satisfied the applicable substitution conditions set forth in this Section 57, and such rejection is consented to by Lender, then:

                        (X) if such rejected Rejectable Substitution Offer was
            made with respect to a Casualty/Condemnation Substitution, the provisions of the last paragraph of Section 21.B and the last sentence of the second paragraph of Section 21.B shall be applicable; and

                        (Y) if such rejected Rejectable Substitution Offer was
            made with respect to a FCCR Substitution or a Discretionary Substitution, this Lease shall terminate with respect to the Property which Lessee proposed to replace on the next scheduled Base Monthly Rental payment date (the "Early Substitution Termination Date") provided Lessee has paid to Lessor all Base Annual Rental, Additional Rental and all other sums and obligations then due and payable under this Lease as of such Early Substitution Termination Date. On the Early Substitution Termination Date, and provided Lessee shall have paid to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the Early Substitution Termination Date:

                                    (i) the Base Annual Rental then in effect
                        shall be reduced by an amount equal to the product of
                        (x) the Applicable Rent Reduction Percentage for the

                        Property which Lessee proposed to replace, and (y) the Base Annual Rental then in effect; and

                                    (ii) all obligations of Lessor and Lessee
                        shall cease as of the Early Substitution Termination Date with respect to such Property; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Substitution Termination Date shall survive the termination of this Lease with respect to such Property or otherwise. This Lease shall, however, continue in full force and effect with respect to all other Properties.

            B. The substitution of a Substitute Property for a Property pursuant to the preceding subsection A shall be subject to the fulfillment of all of the following terms and conditions:

                        (i)         The Substitute Property must:

                                    (1) be a Permitted Facility, in good
                        condition and repair, ordinary wear and tear excepted;

                                    (2) have a Fixed Charge Coverage Ratio (with
                        the definitions of Section 8.A being deemed to be modified, as contemplated by the following sentence to provide for a calculation of an individual "Fixed Charge Coverage Ratio" for the Substitute Property only) for the FCCR Period of not less than the Fixed Charge Coverage Ratio for the Property to be replaced for such FCCR Period; provided that, with respect to each FCCR Substitution, the Fixed Charge Coverage Ratio for the Substitute Property for such FCCR Period must also be high enough (after taking into account any other substitutions for Properties which are being consummated simultaneously therewith) to result in a cure of the breach of the Aggregate Fixed Charge Coverage Ratio requirement (it being understood and agreed that the determination of the Fixed Charge Coverage Ratio for the Substitute Property shall be based on an assumption that the Operating Lease Expense for the Substitute Property would be the same amount as the Operating Lease Expense for the Property to be replaced, as determined in accordance with the last sentence of this subitem (2)). For purposes of this subitem (2), the definitions set forth in Section 8.A of this Lease with respect to the calculation of the Aggregate Fixed Charge Coverage Ratio shall be deemed modified as applicable to provide for the calculation of a Fixed Charge Coverage Ratio for each Property on an individual basis rather than on an aggregate basis with the other Properties. For purposes of such calculation, the Operating Lease Expense with respect to this Lease for each such Property shall equal the product of (x) the Applicable Rent Reduction Percentage for such Property, and (y) the Base Annual Rental then in effect;

                                    (3) have a fair market value no less than
                        the greater of the then fair market value of the Property being replaced or the fair market value of such Property as of the Effective Date (in each case, determined without regard to this Lease, but assuming that while this Lease has been in effect, Lessee has complied with all of the terms and conditions of this Lease), as determined by Lessor, and consented to by Lender, utilizing the same valuation method as used in connection with the closing of the transaction described in the Sale-Leaseback Agreement, which was based upon the sum of (x) the fair market value of the land comprising such Property and (y) the replacement cost of the improvements located thereon;

                                    (4) have improvements which have a remaining
                        useful life substantially equivalent to, or better than, that of the improvements located at the Property to be replaced;

                                    (5) be conveyed to Lessor (or, if directed
                        by Lessor, to Lessor and a person designated to acquire the remainderman interest) by special or limited warranty deed, free and clear of all liens and encumbrances, except such matters as are reasonably acceptable to Lessor (the "Substitute Property Permitted Exceptions"); and

                                    (6) be located in either (a) the same state
                        as the Property to be replaced is then located, or (b) in another state acceptable to Lessor in Lessor's reasonable discretion;

                        (ii) Lessor shall have inspected and approved the
            Substitute Property utilizing Lessor's customary site inspection and underwriting approval criteria. Lessee shall have reimbursed Lessor and Lender for all of their reasonable costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lessor's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Property. Lessee shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated, including, without limitation, the cost of title insurance and endorsements for both Lessor and Lender, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental due diligence undertaken pursuant to subsection (v) below, including, without limitation, the cost of environmental insurance, income and transfer taxes imposed on Lessor as a result of such substitution and the reasonable attorneys' fees and expenses of counsel to Lessee, Lessor and Lender;

                        (iii) Lessor shall have received a preliminary title
            report and irrevocable commitment to insure title by means of an ALTA extended coverage owner's policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Property is located) for the proposed Substitute Property issued by Title Company and committing to insure Lessor's good and marketable title in the proposed Substitute Property, subject only to the Substitute Property Permitted Exceptions and containing endorsements substantially comparable to those required by Lessor at the Closing (as defined in the Sale-Leaseback Agreement) and Lender shall have received such title report and irrevocable commitment to insure its first priority lien encumbering the proposed Substitute Property as Lender shall reasonably require;

                        (iv) Lessor shall have received a current ALTA survey of
            the proposed Substitute Property, the form of which shall be comparable to those received by Lessor at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted;

                        (v) Lessor shall have completed such environmental due
            diligence of the proposed Substitute Property as it deems necessary or advisable in its sole discretion, including, without limitation, receiving an environmental insurance policy with respect to such proposed Substitute Property, or to the extent applicable, an endorsement to the Environmental Policies, in form and substance and issued by such environmental insurance company as is acceptable to Lessor in its sole discretion, and Lessor shall have approved the environmental condition of the proposed Substitute Property in its sole discretion;

                        (vi) Lessee shall deliver, or cause to be delivered,
            with respect to Lessee and the Substitute Property, opinions of Counsel (as defined in the Sale-Leaseback Agreement) in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Property as may be reasonably required by Lessor);

                        (vii) no Event of Default shall have occurred and be
            continuing under any of the Sale-Leaseback Documents;

                        (viii) Lessee shall have executed such documents as may
            be reasonably required by Lessor as a result of such substitution, including amendments to this Lease and the Memorandum (the "Substitute Documents"), all of which documents shall be in form and substance reasonably satisfactory to Lessor;

                        (ix) the representations and warranties set forth in the
            Substitute Documents, this Lease and the Sale-Leaseback Agreement applicable to the proposed Substitute Property shall be true and correct in all material respects as of the date of substitution, and Lessee shall have delivered to Lessor an officer's certificate certifying to that effect;

                        (x) Lessee shall have delivered to Lessor certificates
            of insurance showing that insurance required by the Substitute Documents is in full force and effect;

                        (xi) Lessor shall have obtained an endorsement to the
            policy of residual value insurance issued to Lessor and Lender in connection with the transaction described in the Sale-Leaseback Agreement with respect to the proposed Substitute Property, which endorsement shall be in form and substance reasonably satisfactory to Lessor and Lender;

                        (xii) Lender shall have consented to the substitution of
            the proposed Substitute Property; and

                        (xiii) the date of the closing of the substitution shall
            occur no later than 20 days after the date of acceptance (or deemed acceptance) by Lessor of the Rejectable Substitution Offer.

            C. Upon satisfaction of the foregoing conditions set forth in
Section 57.B and provided Lessor has accepted the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer, or while the Mortgage corresponding to such Property is still outstanding, any rejection of the Rejectable Substitution Offer by Lessor is not consented to in writing by the Lender:

                        (i) the proposed Substitute Property shall be deemed
            substituted for the Property to be replaced;

                        (ii) the Substitute Property shall be referred to herein
            as a "Property" and included within the definition of "Properties";

                        (iii) the Substitute Documents shall be dated as of the
            date of the substitution; and

                        (iv) Lessor shall convey the Property to be replaced to
            Lessee or a designee of Lessee "as-is" by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to the Property to be replaced and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty.

            D. Notwithstanding the foregoing, nothing in this Section 57 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

            58. REJECTABLE PURCHASE OFFER. A. If Lessor shall have given Lessee notice of a breach of the Aggregate Fixed Charge Coverage Ratio requirement under this Lease, Lessee shall have the right to deliver a rejectable offer to Lessor (a "Rejectable Purchase Offer") to purchase such of the Properties as is contemplated by Section 23.A(ix)(2), subject to the fulfillment of all of the conditions set forth in this Section 58.

            Lessor shall have 90 days from the delivery of the Rejectable Purchase Offer notice to deliver to Lessee written notice of its election to either accept or reject the Rejectable Purchase Offer. Lessor's failure to deliver such notice within such time period shall be deemed to constitute Lessor's acceptance of the Rejectable Purchase Offer. If the Mortgage corresponding to the Property to be purchased is still outstanding, any rejection of the Rejectable Purchase Offer by Lessor shall not be effective unless it is consented to in writing by Lender. If Lessor accepts the Rejectable Purchase Offer or is deemed to have accepted the Rejectable Purchase Offer or if Lender does not consent in writing to any rejection of the Rejectable Purchase Offer by Lessor, then Lessee shall complete such purchase, subject, however, to the satisfaction of each of the terms and conditions set forth in the following subsection B.

            If Lessor rejects the Rejectable Purchase Offer pursuant to the previous paragraph, and such rejection is consented to by Lender, this Lease shall terminate with respect to the Property which Lessee proposed to purchase on the next scheduled Base Monthly Rental payment date (the "Early Purchase Termination Date") provided Lessee has paid to Lessor all Base Annual Rental, Additional Rental and all other sums and obligations then due and payable under this

Lease as of such Early Purchase Termination Date. On the Early Purchase Termination Date, and provided Lessee shall have paid to Lessor all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the Early Purchase Termination Date:

                        (1) the Base Annual Rental then in effect shall be
            reduced by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for the Property which Lessee proposed to purchase, and (y) the Base Annual Rental then in effect; and

                        (2) all obligations of Lessor and Lessee shall cease as
            of the Early Purchase Termination Date with respect to such Property; provided, however, Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Early Purchase Termination Date shall survive the termination of this Lease with respect to such Property or otherwise. This Lease shall, however, continue in full force and effect with respect to all other Properties.

            B. The purchase of a Property pursuant to the preceding subsection A shall be subject to the fulfillment of all of the following terms and conditions:

                        (i) no Event of Default shall have occurred and be
            continuing under any of the Sale-Leaseback Documents;

                        (ii) Lessee shall have delivered to Lessor a certificate
            executed by a duly authorized officer of Lessee certifying to Lessor that Lessee does not own any properties which are available for substitution and which meet the applicable requirements for substitution set forth in Section 57;

                        (iii) the purchase of such Property (together with any
            other Properties which are being purchased simultaneously therewith) must result in a cure of the breach of the Aggregate Fixed Charge Coverage Ratio requirement;

                        (iv) Lessee shall have paid to Lessor the Subject
            Purchase Price (as defined below), together with all Base Annual Rental, Additional Rental and other sums and obligations then due and payable under this Lease as of the date of the closing of such purchase;

                        (v) Lessee shall be solely responsible for the payment
            of all costs and expenses resulting from such proposed purchase, regardless of whether the purchase is consummated, including, without limitation, to the extent applicable, the cost of title insurance and endorsements, including, survey charges, stamp taxes, mortgage taxes, transfer taxes and fees, escrow and recording fees, taxes imposed on Lessor as a result of such purchase, the attorneys' fees of Lessee and the reasonable attorneys' fees and expenses of counsel to Lessor and Lender; and

                        (vi) the date of the closing of such purchase shall
            occur on the next scheduled Base Monthly Rental payment date following Lessor's acceptance (or deemed acceptance) of the Rejectable Purchase Offer, but in no event later than 20 days after the date of acceptance (or deemed acceptance) by Lessor of such Rejectable Purchase Offer.

            On the date of the closing of the purchase of a Property pursuant to this Section (the "Rejectable Purchase Closing Date"), subject to satisfaction of the foregoing conditions:

                        (1) this Lease shall be deemed terminated with respect
            to such Property only, but this Lease shall continue in full force and effect with respect to all of the other Properties; provided, however, such termination shall not limit Lessee's obligations to Lessor with respect to such Property under any indemnification provisions of this Lease (including, without limitation, Sections 16 and 19 of this Lease) and Lessee's obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the Rejectable Purchase Closing Date shall survive the termination of this Lease;

                        (2) the Base Annual Rental shall be reduced for each
            such Property by an amount equal to the product of (x) the Applicable Rent Reduction Percentage for such Property and (y) the Base Annual Rental then in effect; and

                        (3) Lessor shall convey such Property to Lessee "as-is"
            by quit-claim deed, subject to all matters of record (except for the Mortgage corresponding to the Property to be purchased and any other consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty.

                        For purposes of this Section 58, the term "Subject
            Purchase Price" shall mean the product of the percentage specified on Schedule I attached hereto which corresponds to the time period during which such purchase occurs multiplied by the Purchase Price for the Property being purchased.

            59. SPACE LEASES. Lessor hereby assigns to Lessee all of Lessor's right, title and interest as landlord under the Space Leases, which Space Leases shall be subleases of the applicable Properties on the terms and conditions set forth in the Space Leases. Lessee shall fulfill, perform and observe in all respects, at its own cost and expense, each and every condition and covenant of the lessor in each Space Lease and give prompt notice to Lessor of any claim or event of default under any Space Lease given to Lessee by any Space Lessee or given by Lessee to any Space Lessee, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default. Lessor agrees that the Space Leases are not subject to the consent requirements set forth in Section 26.B, provided that, Lessee shall not be relieved of any of its obligations with respect to this Lease by reason of the Space Leases.

            IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                        LESSOR:

                                        DOUBLE 9 PROPERTY III LLC, a Delaware
                                        limited liability company

                                        By   Double 9 Equity III LLC,
                                             a Delaware limited liability
                                             company, its member manager

                                        By:  /s/ Jamie Grossman
                                             ----------------------------------
                                              Jamie Grossman
                                              Its Vice President, Assistant
                                              Secretary and Assistant Treasurer

                                        LESSEE:

                                        DOE FAMILY II LLC, a Massachusetts
                                        limited liability company



                                        By:  /s/ Charles F. Doe, Jr.
                                             ----------------------------------
                                              Charles F. Doe, Jr.
                                              A Manager

Lessee's Tax Identification Number:

04-6722291

STATE OF ARIZONA                                            ]
                                                            ] SS.
COUNTY OF MARICOPA                                          ]


            The foregoing instrument was acknowledged before me on December 3, 2001 by Jamie Grossman, Vice President, Assistant Secretary and Assistant Treasurer of Double 9 Equity III LLC, a Delaware limited liability company, member manager of Double 9 Property III LLC, a Delaware limited liability company, on behalf of the limited liability company.

                                                        /s/ Rebecca L. Garner
                                                        -----------------------
                                                        Notary Public

My Commission Expires:

11/21/03
---------------------



STATE OF MASSACHUSETTS                                      ]
                                                            ] SS.
COUNTY OF MIDDLESEX                                         ]


            The foregoing instrument was acknowledged before me on November 16th, 2001 by Charles F. Doe, Jr., a Manager of Doe Family II LLC, a Massachusetts limited liability company, on behalf of the limited liability company.



                                                        /s/ Michael T. Putziger
                                                        -----------------------
                                                        Notary Public

My Commission Expires:

March 26, 2006
---------------------

                                    EXHIBIT A

                                   PROPERTIES

                                     Pool 3
                                    EXHIBIT A

  FFC #           STORE #        ADDRESS                          CITY                   COUNTY                      STATE
--------------------------------------------------------------------------------------------------------------------------
8001-3353          2050          14 Berry Avenue                  Yarmouth               Barnstable                   MA
800l-3350          2046          275 Summer Street                Fitchburg              Worcester                    MA
8001-3343          3035          793 Southbridge Street           Auburn                 Worcester                    MA
8001-3352          2048          8 Ryan's Way                     Masphee                Barnstable                   MA
8001-3348          2044          362 Turnpike Street (Rt 138)     Canton                 Norfolk                      MA
800l-3349          2045          15 Bridge Street                 Salem                  Essex                        MA
8001-3355          3026          149-151 South Broadway           Salem                  Rockingham                   NH
8001-3337          3015          160 Lexington Street             Billerica              Middlesex                    MA

                                   EXHIBIT A-1

                        LEGAL DESCRIPTIONS OF PROPERTIES

                                LEGAL DESCRIPTION

            The land, with the buildings and improvements thereon, situated on the easterly side of Lexington Road, in Billerica, Middlesex County, Massachusetts, and being shown as Lot AA 2.84 Acres on a plan of land entitled:
"Plan of Land in Billerica, Mass. Prepared for Joseph Martin", Scale: 1 inch = 50 feet, dated Feb., 1979, and prepared by Emmons, Fleming & Bienvenu, Inc., Engineers & Surveyors, which plan is recorded with the Middlesex North District Registry of Deeds in Plan Book 128, Plan 98, and to which plan reference is made for a more particular description.



FFC No. 8001-3337
Unit No. 3015
160 Lexington Street
Billerica, MA

                                    EXHIBIT A

                                LEGAL DESCRIPTION

PARCEL I

The land in Auburn, on the southeasterly side of Southbridge Street and the northerly side of Southwest Connection, otherwise known as Washington Street, bounded and described as follows:

BEGINNING at a point in the northerly line of Southwest Connection at the southwesterly corner of the tract to be conveyed and the land now or formerly of one Kee;

THENCE N. 5 degrees 30' 46" W. 87.22 feet to a point;

THENCE N. 59 degrees 08' 40" E. 58.15 feet to a point;

THENCE N. 3 degrees 11' 54" 107.93 feet to a point;

THENCE N. 71 degrees 35' 10" W. 12.71 feet to a point;

THENCE N. 42 degrees 48' 30" W. 163.35 feet to a point in the southerly line of Southbridge Street;

The last five courses by land now or formerly of said Kee;

THENCE northeasterly on the southerly line of said Southbridge Street one hundred twenty (120) feet more or less to land now or formerly of one Ormond;

THENCE southeasterly one hundred fifty (150) feet on said Ormond land to an angle;

THENCE northeasterly still on said Ormond land one hundred seventy-eight (178) feet more or less to land now or formerly of the Auburn Water Company;

THENCE southerly three hundred sixty (360) feet more or less on said land now or formerly of Auburn Water Company to the Southwest Connection;

THENCE westerly on the Southwest Connection two hundred fifty (250) feet more or less to land now or formerly of Kee to the point of beginning.

Together with rights of way mentioned in the deed to James C. Kee et al recorded with Worcester District Registry of Deeds, Book 4305, Page 227.



GECFFC No. 8001-3343
Store No. 3035
Auburn, MA

PARCEL II

A certain parcel or tract of land situated on the westerly side of Appelton
Road;

Beginning at the northeasterly corner of the premises hereby conveyed at a point three hundred forty-eight and ninety-six hundredths (348.96) feet south of Southbridge Street and at the southeasterly corner of land conveyed to the Auburn Water Company by deed recorded with Worcester District Registry of Deeds, Book 7513 Page 531;

Thence N. 83" W. by the southerly line of said Auburn Water Company land, two hundred fifty (250) feet to a point;

Thence southerly one hundred eighty (180) feet, more or less, to a point at the northwesterly corner of land conveyed to one Mason by deed recorded with said Registry, Book 3023, Page 3;

Thence easterly by the northerly line of said Mason land, two hundred fifty
(250) feet to the westerly line of Appelton Road which point is approximately five hundred twenty-eight and ninety-six hundredths (528.96) feet south of Southbridge Street;

Thence northerly by the westerly line of Appleton Road, one hundred eighty (180) feet, more or less, to land now or formerly of the Auburn Water Company and the point of beginning.

Being all of the second parcel or tract of land described in a deed from the Whitaker-Irish-Perry Realty Company to the Worcester County Electric Company, dated August 13, 1948 and recorded with Worcester County District Registry of Deeds in Book 3163, Page 255.

PARCEL III

A certain parcel or tract of land being lots 106 and 107 as shown on plan of "Mount Auburn Building Sites" now or formerly owned by the Whitaker-Irish-Perry Realty Company, S. H. Pitcher Co., C. E. dated July 5, 1927 and bounded and described as follows:

Beginning at a point on the westerly line of Appleton Road, at a point 228.96 feet southerly from a store bound at the corner of Appleton Road and Southbridge Street;

Thence by the westerly line of Appleton Road, S. 2 degrees W., 120 feet to lot 105 as shown on said plan;

Thence N. 88 degrees W., by lot 105 as shown on said plan, 250 feet;

Thence N. 2 degrees E., 60 feet;

Thence northwesterly about 7 feet to a point, 150 feet southerly from Southbridge Street;

Thence northeasterly by a line parallel to and 150 feet southerly from Southbridge Street and by lot 110 as shown on said plan, 150 feet;

Thence at a right angle to the last described course, southeasterly and by lot 109 as shown on said plan, 13.23 feet;

                                       2

GE Capital No. 8001-3343
Ninety Nine Restaurants
Store No. 3035

Thence S. 83 degrees E. 113.06 feet by lots 108 and 109 on said plan to point of beginning,

Containing 27,270 square feet of land,

Being all of the parcel or tract of land described in a deed from the Auburn Water Company to the Worcester County Electric Company, dated August 15, 1950 and recorded with Worcester County District Registry of Deeds however, there was an exception and reservation contained in the above referred to deed in favor of the Grantor (Auburn Water Company), its successors and assign, from the above described parcel or tract of land situated on the southeasterly corner thereof and bounded as follows:

            EASTERLY by the westerly side of Appelton Road, 21 feet;

            SOUTHERLY by said lot 105, 21 feet;

            WESTERLY by the granted premises, 21 feet; and

            NORTHERLY by the granted premises, 21 feet.

The Worcester County Electric Company changed its name to Massachusetts Electric Company as of January 30, 1961. See Certificate of Change of Name recorded with Worcester County District Registry of Deeds in Book 4173, Page 128.

PARCEL IV

The land on the southerly side of Southbridge Street and the northerly side of Route 20, Auburn, Massachusetts, more particularly bounded and described as follows:

BEGINNING at the southwesterly corner of the lot herein described, said point of beginning being the intersection of the northerly line of the (Southwest Connection) Route 20 and the easterly line of a Right of Way formerly known as Clearview Avenue, which latter point is 227.50 feet easterly (measured on the northerly line of the Southwest Connection 20) of the tangent point of a curve leading westerly by the Southwest Connection Route 20 the radius of which is
50.0 feet:

THENCE running N 9(degree) 14' W. by said Right of Way, 320.90 feet to a point in the southeasterly line of Southbridge Street;

THENCE running northeasterly by the southeasterly line of Southbridge Street and by a curve to the right, the radius of which is 1020.0 feet, 53.67 feet to a point;

THENCE running S 42(degree) 48' 30" E., 163.35 feet to a point;

THENCE running S 71(degree) 35' 10" E., 12.71 feet to a point;

                                       3

GE Capital No. 8001-3343
Ninety Nine Restaurants
Store No. 3035

THENCE running S 3(degree) 11' 54" E., 107.93 feet to a point;

THENCE running S 59(degree) 08' 40" W., 58.15 feet to a point;

THENCE running S 5(degree) 30' 46" E., 87.22 feet to a point; in the northerly line of the Southwest Connection Route 20.

The last five above-described courses by land now or formerly of James C. Kee a/k/a James Kee and Helen Kee.

THENCE running S. 88(degree) 36' 44" W. by the northerly line of Route 20 (Southwest Connection) 78.10 feet to the point of beginning.

Being shown on a "Plan of Land in Auburn, Massachusetts, to be purchased by James Kee, Scale 1"-30' dated August 2, 1962, and drawn by Francis B. Thompson
C. E., 201 Commercial Street, Worcester, Massachusetts," recorded in the Worcester District Registry of Deeds Plan Book 266, Plan 7.

                                       4

GE Capital No. 8001-3343
Ninety Nine Restaurants
Store No. 3035

                                    EXHIBIT A

                                LEGAL DESCRIPTION

            The land, with the buildings and improvements thereon, situated on Turnpike Street in Canton, Norfolk County, Massachusetts, and being shown as Lot 6-1 on a plan of land entitled: "Plan of Land in Canton, Massachusetts prepared for Barrett Restaurants" by J. K. Holmgren & Associates, Inc., dated November 3, 1994, which plan is recorded with the Norfolk County Registry of Deeds as Plan No. 127 of 1995, Plan Book 428, and to which plan reference is made for a more particular description.



GECFFC No. 8001-3348
Store No. 2044
Canton, MA

                                LEGAL DESCRIPTION

            The land with the buildings thereon, in Salem, Essex County, Massachusetts, situated on the northeasterly side of Pierce Avenue and the southeasterly side of Bridge Street as shown on a Plan entitled, "New England Power Service Company, Part of New England Electric System, Boston, Mass., North Shore Gas Company, Plan of Land in Salem, Massachusetts, to be conveyed to New Englander House, Inc., Scale 1" -40", Date August 17, 1954. L-5264", recorded with Essex South District Registry of Deeds, Book 4196, Page 330, and being bounded and described as follows:

            Beginning at the southwesterly corner of the granted premises at the corner of Bridge Street and Pierce Avenue; thence running in a general northeasterly direction 225.3 feet by Bridge Street to a fence and land now or formerly of Edward J. Rennicks et ux; thence turning and running in a general southeasterly direction by said fence and Rennicks' land 36 feet to a fence post at an angle in the fence; thence turning and running easterly by said fence and Rennicks' land 81.8 feet to a fence post at remaining land of the North Shore Gas Company; thence turning and running southeasterly by the fence and remaining land of North Shore Gas Company 171.8 feet to a fence post at a corner of fence; thence turning and running southwesterly by the fence and remaining land of North Shore Gas Company 179.3 feet to Pierce Avenue; thence turning and running northwesterly by Pierce Avenue 228 feet to the point of beginning, containing 55,100 square feet, more or less.



FFCA No. 8001-3349
Store No. 2045
15 Bridge Street
Salem, MA

                                    EXHIBIT A

                                LEGAL DESCRIPTION

            The land, with the buildings and improvements thereon, situated on the westerly side Road and Summer Street, in Fitchburg, Worcester County, Massachusetts, and being shown as Lot #l on a plan of land entitled: "Horseshoe Park Definitive Subdivision 275 Summer Street at Bemis Road, Fitchburg, MA", Prepared by: Raggs Septic Service, Inc. d/b/a E.A. Comeau Septic, which plan is dated January 14, 2001, and recorded with the Worcester North District Registry of Deeds in Plan Book 423, Plan 8, and to which plan reference is made for a more particular description.

            Together with the rights of ingress and egress between the premises and Summer Street via Horseshoe Park Drive.



FFCA No. 8001-3350
Store No. 2046
275 Summer Street
Fitchburg, MA

                                LEGAL DESCRIPTION

The land in Mashpee, Barnstable County, Massachusetts now known as 8 Ryan's Way and being shown as Lot 1 on a plan of land entitled "Subdivision Plan of Land in Mashpee, Mass. Scale: one inch equals 40 feet, dated August 15, 1984, Owner:
Pine Tree Acres, Inc., Petitioner: James Kerrigan, Wm M. Warwick and Assoc., Inc., Box 801, No. Falmouth, Mass." Said plan is recorded with the Barnstable County Registry of Deeds at Book 390, Page 20. Said premises are further bounded and described as follows:

NORTHERLY                by Ryan's Way, as shown on said plan, a distance of two
                         hundred seventy-five and 00/100 (275.00) feet;

NORTHEASTERLY            by a curve at the intersection of Ryan's Way and
                         Central Road, as shown on said plan, having a radius of twenty-five and 00/100 (25.00) feet;

EASTERLY by two courses, as shown on said plan, measuring respectively, one hundred five and 00/100 (105.00) feet and seventy-one and 86/100 (71.86) feet, totalling one hundred seventy-six and 86/100 (176.86) feet;

SOUTHERLY                by three courses, as shown on said plan, measuring
                         respectively one hundred fifty-two and 64/100 (152.64) feet, ninety-three and 35/100 (93.35) feet and eighty-six and 52/100 (86.52) feet, totalling three hundred thirty-two and 51/100 (332.51) feet;

WESTERLY by Lot 3, as shown on said plan, by two courses measuring respectively two hundred twenty-five and 65/100 (225.65) feet and one hundred fifty-four and 04/100 (154.04) feet.



FFCA No. 8001-3352
Store No. 2048
8 Ryan's Way
Masphee, MA

                                LEGAL DESCRIPTION

The land with any buildings and improvements thereon, in West Yarmouth, Barnstable County, Massachusetts being shown as Lot 2 on a plan entitled "Site Development Plan for 99 Restaurant & Pub in West Yarmouth, Massachusetts", dated January 27, 1997 made by Daylor Consulting, Inc. recorded in Plan Book 531, Page 81, being bounded and described in accordance with said plan, as follows:

NORTHERLY                by land shown as now or formerly of Botsini Realty
                         Trust (Gregory Botsivales, Trustee) two hundred eighty-nine and 47/100 (289.47) feet; and

EASTERLY by Lot 1 shown on said plan, two hundred forty-six and 18/100 (246.18) feet; and

SOUTHEASTERLY            by land shown as Map 31, Lots 61 and 60, now or
                         formerly of Kenneth Atwood Mason and Joseph G. and
                         Christine M. Lynch, respectively, one hundred fifty-two and 59/100 (152.59) feet; and

SOUTHWESTERLY            by Lot 3 shown on said plan, three hundred twenty-nine
                         and 63/100 (329.63) feet; and

NORTHWESTERLY            by Berry avenue, two hundred seventy-five and 01/100
                         (275.01) feet

Together with the benefit of rights and easement set forth in Cross Easement Agreement by and between Gregory Botsivales and Harry Botsivales, Trustees of Botsini Realty Trust, and Charles F. Doe, Jr., William A. Doe, and Dana G. Doe, Trustees of the Doe Family Trust II, dated March 20,1997 and recorded with the Barnstable County Registry of Deeds in Book 10662, Page 105, in accordance with the terms thereof.



FFCA No. 8001-3353
Store No. 2050
14 Berry Avenue
Yarmouth, MA

                                LEGAL DESCRIPTION

            The land, consisting of 0.389 acre more or less, together with all improvements thereon and all easements appurtenant thereto, known as and numbered 149-151 South Broadway, New Hampshire, and being shown as Parcel I on a plan of land entitled "Plan of Land in Salem, New Hampshire, as drawn for Bonanza International, Scale 1" = 20', September 1976," Robert W. Thorndike, Surveyor, said plan being recorded in the Rockingham County Registry of Deeds as Plan No. C-69448, and also shown on that certain plan, entitled "Plan of Land in Salem, N. H. - As Drawn for Daniel B. Grossman", dated March, 1982, last revised April 9, 1982, prepared by Robert W. Thorndike, Licensed Land Surveyor, and recorded with the Rockingham County Registry of Deeds as Plan D-10779 said parcel being more particularly bounded and described as follows:

            Beginning at the Southwesterly corner of the premises at a railroad spike in the Easterly line of South Broadway, Route 28; thence N 12(degree) 27' 30" W, 95.19 feet by and along South Broadway, Route 28, to a railroad spike; thence S 87(degree) 35' 25" E, 181.00 feet by and along Veterans Memorial Parkway to an iron pipe; thence S 8(degree) 43' 15" E, 33.68 feet by and along land now or formerly of Daniel B. Grossman to a point; thence S 2(degree) 24' 35" W, 65.45 feet by and along land of Daniel B. Grossman to a point; thence N 87(degree) 35' 25" W, 123.64 feet by and along land of Daniel B. Grossman to a point; thence N 78(degree) 14' 10" W, 39.97 feet by and along land now or formerly of Daniel B. Grossman to a railroad spike at the point of beginning.

            Together with benefit of those certain non-exclusive appurtenant easements for the benefit of Parcel I as set forth in Covenants by Daniel B. Grossman, dated November 4, 1976, recorded with the Rockingham County Registry of Deeds at Book 2292, Page 946, in accordance with the terms and conditions thereof.



FFCA No. 8001-3355
Store No. 3031
149-151 South Broadway
Salem, NH

                                   SCHEDULE I

                              STIPULATED LOSS VALUE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                 l/1/2002                             114.722290%
                 2/l/2002                             115.635084%
                 3/l/2002                             115.665139%
                 4/l/2002                             115.695233%
                 5/l/2002                             115.725366%
                 6/l/2002                             115.755536%
                 7/l/2002                             115.785744%
                 8/l/2002                             115.815989%
                 9/l/2002                             115.846270%
                10/l/2002                             115.876586%
                11/1/2002                             115.906936%
                12/l/2002                             115.937320%
                 l/1/2003                             115.967738%
                 2/l/2003                             115.990147%
                 3/l/2003                             116.012526%
                 4/l/2003                             116.034875%
                 5/l/2003                             116.057192%
                 6/l/2003                             116.079475%
                 7/l/2003                             116.101725%
                 8/l/2003                             116.123938%
                 9/l/2003                             116.146115%
                10/l/2003                             116.168254%
                11/1/2003                             116.190353%
                12/l/2003                             116.212412%
                 l/l/2004                             116.234428%
                 2/l/2004                             116.248279%
                 3/l/2004                             116.262023%
                 4/l/2004                             116.275659%
                 5/l/2004                             116.289185%
                 6/l/2004                             116.302598%
                 7/l/2004                             116.315897%
                 8/l/2004                             116.329080%
                 9/l/2004                             116.342145%
                10/l/2004                             116.355089%
                11/l/2004                             116.367912%
                12/l/2004                             116.380611%
                 l/1/2005                             116.393183%
                 2/l/2005                             116.397425%
                 3/l/2005                             116.401474%
                 4/l/2005                             116.405328%
                 5/l/2005                             116.408984%
                 6/l/2005                             116.412439%
                 7/l/2005                             116.415692%

STIPULATED LOSS VALUES - LEASE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                 8/l/2005                             116.418739%
                 9/l/2005                             116.421577%
                10/1/2005                             116.424205%
                11/1/2005                             116.426618%
                12/l/2005                             116.428815%
                 l/1/2006                             116.430792%
                 2/l/2006                             116.424262%
                 3/l/2006                             116.417444%
                 4/l/2006                             116.410334%
                 5/l/2006                             116.402930%
                 6/l/2006                             116.395227%
                 7/l/2006                             116.387222%
                 8/l/2006                             116.378912%
                 9/l/2006                             116.370293%
                10/l/2006                             116.361361%
                11/1/2006                             116.352114%
                12/l/2006                             116.342547%
                 l/1/2007                             116.332656%
                 2/l/2007                             116.314071%
                 3/l/2007                             116.295092%
                 4/l/2007                             116.275714%
                 5/l/2007                             116.255933%
                 6/l/2007                             116.235745%
                 7/l/2007                             116.215145%
                 8/l/2007                             116.194130%
                 9/l/2007                             116.172694%
                10/l/2007                             116.150833%
                11/1/2007                             116.128542%
                12/l/2007                             116.105818%
                 l/1/2008                             116.082655%
                 2/l/2008                             116.050598%
                 3/l/2008                             116.018028%
                 4/l/2008                             115.984941%
                 5/l/2008                             115.951332%
                 6/l/2008                             115.917194%
                 7/l/2008                             115.882523%
                 8/l/2008                             115.847314%
                 9/l/2008                             115.811560%
                10/1/2008                             115.775257%
                11/1/2008                             115.738398%
                12/l/2008                             115.700978%
                 l/1/2009                             115.662992%
                 2/l/2009                             115.615898%

STIPULATED LOSS VALUES - LEASE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                 3/l/2009                             115.568161%
                 4/l/2009                             115.519775%
                 5/l/2009                             115.470734%
                 6/l/2009                             115.421031%
                 7/l/2009                             115.370659%
                 8/l/2009                             115.319613%
                 9/l/2009                             115.267885%
                10/1/2009                             115.215469%
                11/1/2009                             115.162359%
                12/l/2009                             115.108547%
                 l/1/2010                             115.054026%
                 2/l/2010                             114.990170%
                 3/l/2010                             114.925525%
                 4/l/2010                             114.860086%
                 5/l/2010                             114.793844%
                 6/l/2010                             114.726792%
                 7/l/2010                             114.658922%
                 8/l/2010                             114.590226%
                 9/l/2010                             114.520697%
                10/1/2010                             114.450327%
                11/1/2010                             114.379107%
                12/l/2010                             114.307030%
                 l/1/2011                             114.234088%
                 2/l/2011                             114.151565%
                 3/l/2011                             114.068094%
                 4/l/2011                             113.983666%
                 5/l/2011                             113.898273%
                 6/l/2011                             113.811906%
                 7/l/2011                             113.724554%
                 8/l/2011                             113.636211%
                 9/l/2011                             113.546865%
                10/l/2011                             113.456509%
                11/1/2011                             113.365132%
                12/l/2011                             113.272726%
                 l/1/2012                             113.179280%
                 2/l/2012                             113.075991%
                 3/l/2012                             112.971577%
                 4/1/2012                             112.866027%
                 5/l/2012                             112.759331%
                 6/1/2012                             112.651480%
                 7/1/2012                             112.542461%
                 8/1/2012                             112.432266%
                 9/l/2012                             112.320882%

STIPULATED LOSS VALUES - LEASE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                10/1/2012                             112.208299%
                11/1/2012                             112.094507%
                12/1/2012                             111.979495%
                 1/1/2013                             111.863251%
                 2/l/2013                             111.736882%
                 3/1/2013                             111.609191%
                 4/l/2013                             111.480167%
                 5/1/2013                             111.349798%
                 6/1/2013                             111.218072%
                 7/1/2013                             111.084977%
                 8/1/2013                             110.950499%
                 9/1/2013                             110.814629%
                10/1/2013                             110.677351%
                11/1/2013                             110.538655%
                12/l/2013                             110.398528%
                 1/1/2014                             110.256956%
                 2/1/2014                             110.104956%
                 3/1/2014                             109.951417%
                 4/1/2014                             109.796327%
                 5/l/2014                             109.639671%
                 6/1/2014                             109.481436%
                 7/1/2014                             109.321608%
                 8/1/2014                             109.160173%
                 9/l/2014                             108.997116%
                10/1/2014                             108.832423%
                11/1/2014                             108.666080%
                12/1/2014                             108.498073%
                 1/1/2015                             108.328386%
                 2/l/2015                             108.147945%
                 3/1/2015                             107.965726%
                 4/1/2015                             107.781713%
                 5/1/2015                             107.595892%
                 6/1/2015                             107.408245%
                 7/l/2015                             107.218759%
                 8/l/2015                             107.027415%
                 9/l/2015                             106.834199%
                10/1/2015                             106.639094%
                11/1/2015                             106.442083%
                12/1/2015                             106.243150%
                 1/1/2016                             106.042279%
                 2/l/2016                             105.830300%
                 3/l/2016                             105.616279%
                 4/1/2016                             105.400198%

STIPULATED LOSS VALUES - LEASE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                 5/1/2016                             105.182039%
                 6/1/2016                             104.961785%
                 7/1/2016                             104.739417%
                 8/l/2016                             104.514917%
                 9/1/2016                             104.288267%
                10/1/2016                             104.059448%
                11/1/2016                             103.828441%
                12/1/2016                             103.595229%
                 1/1/2017                             103.359790%
                 2/l/2017                             103.112864%
                 3/1/2017                             102.863604%
                 4/1/2017                             102.611990%
                 5/1/2017                             102.358002%
                 6/1/2017                             102.101619%
                 7/l/2017                             101.842821%
                 8/1/2017                             101.581588%
                 9/l/2017                             101.317897%
                10/1/2017                             101.051729%
                11/1/2017                             100.783063%
                12/1/2017                             100.511876%
                 1/1/2018                             100.238148%
                 2/1/2018                             99.952521%
                 3/1/2018                             99.664238%
                 4/1/2018                             99.373276%
                 5/1/2018                             99.079612%
                 6/l/2018                             98.783225%
                 7/l/2018                             98.484089%
                 8/1/2018                             98.182183%
                 9/1/2018                             97.877482%
                10/1/2018                             97.569964%
                11/1/2018                             97.259603%
                12/1/2018                             96.946376%
                 1/1/2019                             96.630258%
                 2/1/2019                             96.301797%
                 3/l/2019                             95.970325%
                 4/1/2019                             95.635816%
                 5/1/2019                             95.298245%
                 6/1/2019                             94.957585%
                 7/1/2019                             94.613811%
                 8/l/2019                             94.266897%
                 9/l/2019                             93.916816%
                10/1/2019                             93.563541%
                11/1/2019                             93.207046%

STIPULATED LOSS VALUES - LEASE

99 RESTAURANTS

                                                       % OF NET
                                                       PURCHASE
                   DATE                                  PRICE
                   ----                                  -----
                12/1/2019                             92.847303%
                 1/1/2020                             92.484285%
                 2/1/2020                             92.108441%
                 3/l/2020                             91.729194%
                 4/l/2020                             91.346516%
                 5/1/2020                             90.960378%
                 6/l/2020                             90.570751%
                 7/l/2020                             90.177605%
                 8/1/2020                             89.780912%
                 9/1/2020                             89.380641%
                10/1/2020                             88.976762%
                11/1/2020                             88.569246%
                12/1/2020                             88.158061%
                 1/1/2021                             87.743177%
                 2/l/2021                             87.314945%
                 3/l/2021                             86.882879%
                 4/1/2021                             86.446946%
                 5/1/2021                             86.007115%
                 6/1/2021                             85.563353%
                 7/1/2021                             85.115627%
                 8/1/2021                             84.663904%
                 9/l/2021                             84.208152%
                10/1/2021                             83.748335%
                11/1/2021                             83.284421%
                12/1/2021                             82.816375%
                 l/1/2022                             82.344163%

STIPULATED LOSS VALUES - LEASE

                                   SCHEDULE II

                            STATE SPECIFIC PROVISIONS

            MASSACHUSETTS

            With respect to those Properties located in the State of Massachusetts, all indemnification provisions of this Lease, including, without limitation, Sections 16.C, 16.G and 19 shall be deemed to be modified so that they comply with Massachusetts General Laws Chapter 186, Section 15, it being the intent of the parties that, with respect to such Properties, Lessor shall not be indemnified, held harmless, or precluded or exonerated from any or all liability, for any injury, loss, damage or liability arising from any omission, fault, negligence or other misconduct of Lessor on or about such Properties or on or about any elevators, stairways, hallways or other appurtenance used in connection therewith.